Exhibit 4(d)(1)


               TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT


                         Dated as of __________ , 199_


                                    between


                          FEDERAL EXPRESS CORPORATION



                                      and



                              __________________,
                               Indenture Trustee



                  COVERING ONE [MANUFACTURER/MODEL] AIRCRAFT
                   SERIAL NO. _____, REGISTRATION NO. ______






                               TABLE OF CONTENTS

RECITALS.............................................................
GRANTING CLAUSES.....................................................
HABENDUM.............................................................


                                   ARTICLE 1
                                  DEFINITIONS

SECTION 1.01.         Definitions....................................


                                   ARTICLE 2
                      THE EQUIPMENT PURCHASE CERTIFICATES

SECTION 2.01.         Issuance of an Equipment Purchase
                        Certificate..................................
SECTION 2.02.         Terms of the Equipment Purchase
                        Certificates.................................
SECTION 2.03.         Execution and Authentication...................
SECTION 2.04.         Method of Payment..............................
SECTION 2.05.         Application of Payments........................
SECTION 2.06.         Termination of Interest in
                        Indenture Estate.............................
SECTION 2.07.         Transfer and Exchange of
                        Certificates; Participation..................
SECTION 2.08.         Mutilated, Destroyed, Lost or
                        Stolen Certificates..........................
SECTION 2.09.         Costs and Expenses of Issuance of
                        New Equipment Purchase
                        Certificates.................................
SECTION 2.10.         No Liability of Indenture Trustee..............
SECTION 2.11.         ERISA Plan Prohibition.........................


                                   ARTICLE 3

                      Intentionally Left Blank.....................


                                   ARTICLE 4
                 COVENANTS AND REPRESENTATIONS OF THE COMPANY

SECTION 4.01.         Liens..........................................
SECTION 4.02.         Registration, Maintenance and
                        Operation; Possession and
                        Lease; Insignia..............................
SECTION 4.03.         Replacement and Pooling of Parts...............

SECTION 4.04.         Alterations, Modifications
                        and Additions................................
SECTION 4.05.         Loss, Destruction, Registration................
SECTION 4.06.         Insurance......................................
SECTION 4.07.         Inspection.....................................
SECTION 4.08.         Filings........................................
SECTION 4.09.         Annual Opinion.................................
SECTION 4.10.         Corporate Existence............................
SECTION 4.11.         Merger, Consolidation..........................
SECTION 4.12.         Financial Information..........................
SECTION 4.13.         Representations and Warranties
                        of the Company...............................
SECTION 4.14.         Survival of Representations
                        and Warranties...............................


                                   ARTICLE 5
                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE

SECTION 5.01.         Distribution of Principal
                        and Interest.................................
SECTION 5.02.         Intentionally Left Blank.......................
SECTION 5.03.         Payments during Continuance of
                        Event of Default.............................
SECTION 5.04.         Funds held by Indenture Trustee;
                        Investments..................................


                                   ARTICLE 6
                              EVENTS OF DEFAULT,
                           REMEDIES OF THE INDENTURE
                           UPON AN EVENT OF DEFAULT

SECTION 6.01.         Event of Default...............................
SECTION 6.02.         Remedies with Respect to Indenture
                        Estate.......................................


                                   ARTICLE 7
                        DUTIES OF THE INDENTURE TRUSTEE

SECTION 7.01.         Action Upon Event of Default...................
SECTION 7.02.         No Duties Except as Specified..................
SECTION 7.03.         No Action Except Under Indenture
                        or Instructions..............................
SECTION 7.04.         Action Upon Instructions Generally.............
SECTION 7.05.         Indemnification................................
SECTION 7.06.         Withholding Taxes..............................


                                   ARTICLE 8
                             THE INDENTURE TRUSTEE

SECTION 8.01.         Acceptance of Trusts and Duties................
SECTION 8.02.         Absence of Certain Duties......................
SECTION 8.03.         Representations, Warranties and
                        Agreements of Indenture Trustee..............
SECTION 8.04.         Reliance; Agents; Advice of Experts............
SECTION 8.05.         Compensation and Expenses of
                        Indenture Trustee............................
SECTION 8.06.         Monies Held by Indenture Trustee...............
SECTION 8.07.         Capacity in Which Active.......................


                                   ARTICLE 9
                          SUCCESSOR INDENTURE TRUSTEE

SECTION 9.01.         Resignation or Removal; Appointment
                        of Successor.................................
SECTION 9.02.         Appointment of Separate Trustees...............


                                  ARTICLE 10
                      SUPPLEMENTS AND AMENDMENTS TO THIS
                         INDENTURE AND OTHER DOCUMENTS

SECTION 10.01.        Supplemental Indentures........................
SECTION 10.02.        Indenture Trustee Protected....................
SECTION 10.03.        Requirement of Substance, Not Form.............
SECTION 10.04.        Documents Mailed to Holders....................


                                  ARTICLE 11
                           LEVERAGED LEASE FINANCING

SECTION 11.01.        Conversion to Leveraged Lease
                        Financing....................................
SECTION 11.02.        Indenture Amendment............................
SECTION 11.03.        The Lease......................................
SECTION 11.04.        Conditions Precedent...........................


                                  ARTICLE 12
                                 MISCELLANEOUS

SECTION 12.01.        Termination of Indenture.......................
SECTION 12.02.        No Legal Title in Indenture Estate.............
SECTION 12.03.        Sale of Collateral by Indenture
                        Trustee......................................
SECTION 12.04.        Indenture for Benefit of Parties
                        and Holders Only.............................
SECTION 12.05.        Notices........................................
SECTION 12.06.        Severability...................................
SECTION 12.07.        Binding Effect.................................
SECTION 12.08.        Heading; Reference.............................
SECTION 12.09.        Counterparts...................................
SECTION 12.10.        Governing Laws.................................
SECTION 12.11.        No Oral Modifications..........................
SECTION 12.12.        Normal Commercial Relations....................
SECTION 12.13.        Section 1110 Compliance........................

Schedule I  --  Definitions
Schedule II --  Permitted Country List

Exhibit A    --  Form of Indenture Supplement
Exhibit B    --  Form of Equipment Purchase Certificate
Exhibit C    --  Form of Participation Agreement
Exhibit D    --  Form of Lease Agreement
Exhibit E    --  Form of Indenture Amendment
Exhibit F    --  Form of Lease Participation Agreement

               TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT

               TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT entered into as of _________, 199_ between FEDERAL EXPRESS CORPORATION, a Delaware corporation (together with its successors and assigns the "Company") and ______________, a national banking corporation, as Indenture Trustee hereunder (together with its successors hereunder, the "Indenture Trustee");

                             W I T N E S S E T H :

               WHEREAS, unless otherwise defined herein or the context otherwise requires, capitalized terms herein are used as provided in Article 1 hereof;

               [WHEREAS, pursuant to the Purchase Agreement, the Manufacturer has agreed to sell to the Company and the Company has agreed to purchase from the Manufacturer the Aircraft;

               WHEREAS, the Company wishes to finance a portion the purchase price of the Aircraft through the issuance of Equipment
Purchase Certificates;](*)

               WHEREAS, the Company desires by this Indenture, among other things, (i) to provide for the issuance to the Holders by the Company of certain Equipment Purchase Certificates [in connection with the refunding of Equipment Purchase Certificates](**) and (ii) to provide for the assignment, mortgage, grant of a first priority security interest in and pledge by the Company to the Indenture Trustee, of certain of the Company's right, title and interest in and to the Aircraft as security for the Obligations;

(*)  Bracketed information followed by an asterisk
     ([ ](*)) will be included only in the case of initial funding.

(**) Bracketed information followed by two asterisks
     ([ ](*)) will be included only in the case of initial funding.

               WHEREAS, all things have been done to make the Equipment Purchase Certificates, when executed by the Company, authenticated and delivered under this Indenture and issued, the legal, valid and binding obligations of the Company; and

               WHEREAS, all things necessary to make this Indenture the legal, valid and binding obligation of the Company, for the uses and purposes set forth in this Indenture, in accordance with its terms, have been done and performed and have happened.

               [NOW, THEREFORE, the parties agree that the Original Indenture be and the same is hereby amended as follows:](**)

                            -- GRANTING CLAUSES --

               NOW, THEREFORE, THIS TRUST INDENTURE, MORTGAGE AND SECURITY AGREEMENT WITNESSETH, that:

               to secure the Obligations, and in consideration of the premises and of the covenants herein contained, and of the acceptance of the Equipment Purchase Certificates by the Holders, and of the sum of $1 paid to the Company by the Indenture Trustee at or before the delivery hereof, the receipt whereof is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge and confirm, unto the Indenture Trustee and its successors and assigns, for the security and benefit of the Holders, as aforesaid, a first priority security interest in and first mortgage lien upon, all right, title and interest of the Company in, to and under the following described property, rights and privileges (which collectively, including all property hereafter specifically subjected to the Lien of this Indenture by an Indenture Supplement or any other mortgage supplemental hereto, shall constitute the "Indenture Estate"), to wit:

                     a. all estate, right, title and interest of the Company in the Aircraft (including the Airframe and the Engines and all warranties of any manufacturer in respect thereof) and all replacements thereof and substitutions therefor to which the Company shall from time to time acquire title, all as more particularly described in the Indenture Supplement executed and delivered with respect to the Aircraft or any such replacements or substitutions therefor, as provided in this Indenture, all Parts related to the foregoing, and all records, logs and other documents at any time maintained with respect to the foregoing property;

                     b. all estate, right, title and interest of the Company in, to and under the Estate Documents;


                     c. all tolls, rents, issues, profits, revenues and other income of the property subjected or required to be subjected to the Lien of this Indenture including all payments or proceeds payable to the Company with respect to the Aircraft as the result of the sale, lease or other disposition thereof, and all estate, right, title and interest of every nature whatsoever of the Company in and to the same and every part thereof;

                     d. all insurance and requisition proceeds and all other payments of any kind with respect to the Aircraft or any part thereof, including but not limited to the insurance required under
         Section 4.06 hereof;

                     e. all monies and securities deposited or required to be deposited with the Indenture Trustee pursuant to any term of this Indenture or required to be held by the Indenture Trustee hereunder; and

                     f.  all proceeds of the foregoing.

               All property referred to in the Granting Clauses, whenever acquired by the Company, shall secure all Obligations at any time outstanding. Any and all properties referred to in the Granting Clauses which are hereafter acquired by the Company shall, without further conveyance, assignment or act by the Company or the Indenture Trustee thereby become and be subject to the security interest hereby granted as fully and completely as though specifically described herein.

               TO HAVE AND TO HOLD all and singular the aforesaid property unto the Indenture Trustee, its successors and assigns, in trust for the benefit and security of the Holders, and for the uses and purposes and subject to the terms and provisions set forth in this Indenture.

               It is expressly agreed that anything herein contained to the contrary notwithstanding, the Company shall remain liable under the Operative Agreements to perform all of the obligations assumed by it thereunder, all in accordance with and pursuant to the terms and provisions thereof, and the Indenture Trustee and the Holders shall have no obligation or liability under any thereof by reason of or arising out of the assignment hereunder, nor shall the Holders be required or obligated in any manner to perform or fulfill any obligations of the Company under or pursuant to any of the Operative Agreements, except as therein or herein expressly provided, to make any payment, or to make any inquiry as to the nature or sufficiency of any payment received by it, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

               The Company does hereby constitute the Indenture Trustee the true and lawful attorney of the Company, irrevocably, with full power (in the name of the Company or otherwise) to ask, require, demand, receive, compound and give acquittance for any and all monies and claims for monies (in each case including insurance and requisition proceeds) due and to become due under or arising out of the Operative Agreements and all other property which now or hereafter constitutes part of the Indenture Estate, to endorse any checks or other instruments or orders in connection therewith and to file any claims or to take any action or to institute any proceedings which the Indenture Trustee may deem to be necessary or advisable in the premises. The Company agrees that promptly on receipt thereof, it will transfer to the Indenture Trustee any and all monies from time to time received by it constituting part of the Indenture Estate, for distribution by the Indenture Trustee pursuant to this Indenture.

               The Company does hereby warrant and represent that (except as permitted herein) it has not assigned or pledged any of its right, title, and interest hereby assigned to anyone other than the Indenture Trustee.

               The Company does hereby ratify and confirm the Operative Agreements and does hereby agree that (except as permitted herein) it will not take or omit to take any action, the taking or omission of which would result in an alteration or impairment of any of the Operative Agreements or of any of the rights created by any thereof or the assignment hereunder.

               IT IS HEREBY COVENANTED AND AGREED by and between the parties hereto as follows:

                                   ARTICLE 1

                                  DEFINITIONS

               SECTION 1.01. Definitions. Unless the context otherwise requires, all capitalized used herein and not otherwise defined shall have the meanings set forth in Schedule I hereto.



                                   ARTICLE 2

                      THE EQUIPMENT PURCHASE CERTIFICATES

               SECTION 2.01. Issuance of an Equipment Purchase Certificate. There shall be issued by the Company to each of the Holders [in connection with their respective participation in the payment of the purchase price of the Aircraft](*), an Equipment Purchase Certificate or Equipment Purchase Certificates [dated the Delivery Date of the Aircraft, designated as having been issued in connection with the purchase of the Aircraft, and](*) [the Refunding Date](**) registered in the name of such Holder in a principal amount not in excess of the amount specified in
Section 2.02 hereof.

               SECTION 2.02.     Terms of the Equipment Purchase Certificates.
(a) The Equipment Purchase Certificates and the Indenture Trustee's certificate of authentication shall be substantially in the form set forth in Exhibit B hereto. The Equipment Purchase Certificates shall be issued in registered form only and in denominations of $1,000 and any integral multiple thereof and shall be issued in the Maturities and principal amounts, and bear interest at the rates per annum, specified in the form of Equipment Purchase Certificate set forth in Exhibit B hereto.

               Any of the Equipment Purchase Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with the rules of any securities market in which the Equipment Purchase Certificates are admitted to trading, or to conform to general usage.

               Each Equipment Purchase Certificate shall bear interest from the date of original issuance thereof or from the most recent date to which interest has been paid and duly provided for, as the case may be, which shall be payable on the dates specified on the face of the form of Equipment Purchase Certificate set forth in Exhibit B hereto until the principal thereof is paid. Interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

               Notwithstanding the preceding paragraph, each Equipment Purchase Certificate shall bear interest at the Past Due Rate on any principal, interest and any other amount payable hereunder or under such Certificate, which shall not be paid in full when due (whether at stated maturity, by acceleration, by mandatory prepayment or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full, payable from time to time on demand of the Indenture Trustee.

          The principal of, and Make-Whole Premium, if any, and interest on, the Equipment Purchase Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to Section 2.04 hereof.

          The Holder at the close of business on any Record Date with respect to any Payment Date shall be entitled to receive the interest if any payable on such Payment Date notwithstanding any transfer or exchange of such Equipment Purchase Certificate subsequent to the Record Date and prior to such Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Payment Date, in which case such defaulted interest shall be paid to the Holder at the close of business on a subsequent Record Date (which shall be not less than five (5) or more than fifteen (15) Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Owner Trustee to the Holders not less than fifteen (15) days preceding such subsequent Record Date.

             (b) Event of Loss. The Equipment Purchase Certificates shall be prepaid in whole but not in part by the Company in connection with an Event of Loss with respect to the Aircraft as and when provided in Section 4.05(b) hereof at a price, in addition to any other amounts payable to the Holders under this Indenture, equal to the aggregate unpaid principal amount thereof together with accrued but unpaid interest thereon to but not including the date of payment, but without Make-Whole Premium. The Company shall give at least 30 days' prior notice of any prepayment of the Equipment Purchase Certificates pursuant to this subsection (b) to the Indenture Trustee, which notice shall specify the date fixed for prepayment and the principal amount of the Equipment Purchase Certificates to be prepaid and the amount of accrued interest thereon to be so payable.

            (c) Prepayment Generally. The Equipment Purchase Certificates may by prepaid in whole or in part at the option of the Company upon 30 days' prior written notice, together with Make-Whole Premium, if any. The Equipment Purchase Certificates shall be prepaid in whole but not in part upon any sale of the Aircraft by the Company other than a sale of the Aircraft to an owner trust as contemplated by
         Article 11 hereof.

               SECTION 2.03. Execution and Authentication. The Equipment Purchase Certificates shall be executed on behalf of the Company by an authorized officer of the Company. No Equipment Purchase Certificate shall be secured or entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Equipment Purchase Certificate a certificate of authentication in the form provided for in Exhibit B hereto executed by the Indenture Trustee by the manual signature of one of its authorized officers, and such certificate of authentication upon any Equipment Purchase Certificate shall be conclusive evidence, and the only evidence, that such Equipment Purchase Certificate has been duly authenticated and delivered under this Indenture.

               SECTION 2.04. Method of Payment. The Company covenants and agrees that it will duly and punctually pay or cause to be paid in immediately available funds the principal of, any Make-Whole Premium and interest and all other amounts due on each of the Equipment Purchase Certificates hereunder at the Corporate Trust Office of the Indenture Trustee (or at such other account in New York, New York as the Indenture Trustee may designate for the purpose) no later than 1:00 p.m. (New York City time) on the date when due and, upon receipt of such amounts, the Indenture Trustee agrees to pay such amounts to the appropriate Holders no later than 3:00 p.m. (New York City time) on such day. In the event the Indenture Trustee shall fail to make any such payment as provided in the immediately preceding sentence after its receipt of funds at the place and prior to the time specified above, the Indenture Trustee, in its individual capacity and not as trustee, agrees to compensate the Holders for loss of use of such funds at the Past Due Rate; provided, however, notwithstanding the foregoing the Indenture Trustee, in its individual capacity, shall not be liable for such compensation to the extent any failure to make any such payment is a result of any action, inaction, event or other occurrence outside the Indenture Trustee's control. The principal of and any Make-Whole Premium and interest on each Equipment Purchase Certificate and all other amounts due hereunder or under the Equipment Purchase Certificates shall be payable at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to this Section 2.04; provided, however, that interest may be payable at the option of the Indenture Trustee by mailing checks for such interest payable to or on the written order of the Holders entitled thereto as they shall appear on the Register; provided further, however, that notwithstanding the foregoing, any amounts payable with respect to the Equipment Purchase Certificates as to which the Pass Through Trustee is the Holder shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by the Pass Through Trustee to the Indenture Trustee.

               Prior to the due presentment for registration of transfer of any Equipment Purchase Certificate, the Company and the Indenture Trustee shall deem and treat the person in whose name any Equipment Purchase Certificate is registered on the Register as the absolute owner and Holder of such Equipment Purchase Certificate for the purpose of receiving payment of all amounts payable with respect to such Equipment Purchase Certificate and for all other purposes, and neither the Company nor the Indenture Trustee shall be affected by any notice to the contrary.

               So long as the Equipment Purchase Certificates remain outstanding, the Indenture Trustee will maintain the following: (a) an office or agency where the Equipment Purchase Certificates may be presented for payment and (b) a facility or agency in New York, New York where the Equipment Purchase Certificates may be presented for registration of transfer under this Indenture.

               SECTION 2.05. Application of Payments. All payments of principal, any Make-Whole Premium or interest shall be applied, subject to
Section 5.03 hereof, first, to the payment of accrued interest (including interest on overdue principal and interest) on such Equipment Purchase Certificate to the date of such payment, second, to the payment of the principal amount of such Equipment Purchase Certificate then due under such Equipment Purchase Certificate, third, to the payment of any Make-Whole Premium due on such Equipment Purchase Certificate and fourth, to the payment of the principal amount of such Equipment Purchase Certificate remaining unpaid.

               SECTION 2.06. Termination of Interest in Indenture Estate. A Holder of an Equipment Purchase Certificate shall have no further interest in, or other right with respect to, the Indenture Estate when and if the principal of and any Make-Whole Premium and interest on all Equipment Purchase Certificates held by such Holder and all other sums payable to such Holder under this Indenture and under such Equipment Purchase Certificates shall have been paid in full, and upon such payment in full such Holder shall surrender such Equipment Purchase Certificates to the Indenture Trustee for cancellation.

               SECTION 2.07. Transfer and Exchange of Certificates; Participation. The Indenture Trustee shall keep at its Corporate Trust Office and at each other office or agency to be maintained for the purpose as provided in Section 2.04 hereof a register (the "Register") of Equipment Purchase Certificates issued from time to time and the Holders thereof. A Holder of an Equipment Purchase Certificate intending to transfer such Equipment Purchase Certificate to a new payee, including a sale pursuant to the Transfer Agreement, or to exchange such Equipment Purchase Certificate for new Equipment Purchase Certificates of authorized denominations, shall endorse such outstanding Equipment Purchase Certificate and surrender such outstanding Equipment Purchase Certificate at the Corporate Trust Office or other office maintained for the purpose, or execute a written instrument of transfer, duly executed by such Holder for the issuance of a new Equipment Purchase Certificate or Equipment Purchase Certificates, specifying the name and address of the new payee or payees. Promptly upon receipt of such documents, subject to satisfaction of Section 2.09 hereof, the Company shall execute and the Indenture Trustee will authenticate and deliver a new Equipment Purchase Certificate or Equipment Purchase Certificates, in the same aggregate original face amount with the same Maturity and the same interest rate and dated the same date as the Equipment Purchase Certificate surrendered, and in such authorized denomination or denominations registered in the name of such payee or payees as such Holder may specify by written request. The Indenture Trustee shall make a notation on each new Equipment Purchase Certificate of the amount of all payments of principal previously made on the surrendered Equipment Purchase Certificate with respect to which such new Equipment Purchase Certificate is issued and the date to which interest on such surrendered Equipment Purchase
Certificate has been paid. From time to time, the Indenture Trustee will provide the Company with such information as it may request as to the registered Holders of Equipment Purchase Certificates.

               SECTION 2.08. Mutilated, Destroyed, Lost or Stolen Certificates. If any Equipment Purchase Certificate shall become mutilated, destroyed, lost or stolen, upon the written request of the Holder thereof (a copy of which request shall be sent by the Holder to the Indenture Trustee), and subject to satisfaction of Section 2.09 hereof, the Company shall execute and the Indenture Trustee shall authenticate and deliver as a replacement a new Equipment Purchase Certificate, payable in the same original principal amount and dated the same date as the Equipment Purchase Certificate so mutilated, destroyed, lost or stolen.

               If the Equipment Purchase Certificate being replaced has become mutilated, such Equipment Purchase Certificate shall be surrendered to the Indenture Trustee and a photocopy shall be furnished to the Company by the Indenture Trustee. If the Equipment Purchase Certificate being replaced has been destroyed, lost or stolen, the Holder shall furnish to the Company and the Indenture Trustee such security or indemnity as may be required by them to save the Company and the Indenture Trustee harmless and evidence satisfactory to the Company and Indenture Trustee of the destruction, loss or theft of such Equipment Purchase Certificate and of the ownership of such Equipment Purchase Certificate; provided, however, that if the Holder of such Equipment Purchase Certificate is one of the Banks or the Pass Through Trustee (or an Affiliate thereof) the written undertaking of such Holder delivered to the Company and the Indenture Trustee shall be sufficient security and indemnity under this
Section 2.08.

               The Indenture Trustee will promptly cancel and destroy all Equipment Purchase Certificates surrendered for transfer, exchange or replacement pursuant to Section 2.07 hereof and this Section.

               SECTION 2.09. Costs and Expenses of Issuance of New Equipment Purchase Certificates. Upon the issuance of a new Equipment Purchase Certificate pursuant to Section 2.07 or 2.08 hereof, the Company and/or the Indenture Trustee may require from the party requesting such new Equipment Purchase Certificate payment of a sum to reimburse the Company and the Indenture Trustee for, or to provide funds for the payment of, any tax or other governmental charge in connection with the issuance of such new Equipment Purchase Certificate. No service charge shall be levied for any such transaction.

               SECTION 2.10. No Liability of Indenture Trustee. All payments to be made by the Indenture Trustee under this Indenture shall be made only to the extent the Indenture Trustee shall have received sufficient funds from the Company to enable the Indenture Trustee to make payments in accordance with the terms hereof. Each Holder, by its acceptance of an Equipment Purchase Certificate, agrees that the Indenture Trustee is not and shall not be personally liable to the Holder for any amount payable under such Equipment Purchase Certificate or this Indenture or, except as expressly provided in this Indenture, for any liability under this Indenture.

               SECTION 2.11. ERISA Plan Prohibition. No employee benefit plan subject to Title I of ERISA, or individual retirement account or employee benefit plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Equipment Purchase Certificates. The purchase by any Person of any Equipment Purchase Certificate constitutes a representation by such Person to the Company and the Indenture Trustee that such Person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Equipment Purchase Certificate with assets of an ERISA Plan.


                                   ARTICLE 3

                           Intentionally Left Blank.


                                   ARTICLE 4

                 COVENANTS AND REPRESENTATIONS OF THE COMPANY

               SECTION 4.01. Liens. The Company will not directly or indirectly create, incur, assume or suffer to exist, and will promptly, at its own cost and expense, take such action as may be necessary to discharge, any Lien on or with respect to any of the Indenture Estate or title thereto or any interest therein except:

               (a) the Lien of this Indenture and the rights of the parties to the other Operative Agreements;

               (b) the rights of any assignee, lessee or transferee under a lease or an assignment expressly permitted by the terms of this Indenture;

               (c) Liens arising as a result of claims against or affecting the Indenture Trustee, the Holders or any Affiliate thereof not arising solely from participation in the transactions contemplated by the Operative Agreements or any act or omission of the Indenture Trustee, the Holders or any Affiliate thereof not required or expressly permitted by the Operative Agreements;

               (d) Liens for taxes imposed against the Company either not yet due or being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein;

               (e) materialmen's, mechanic's, workmen's, repairmen's, employees' or other like Liens arising against the Company in the ordinary course of the Company's business for amounts the payment of which is either not yet overdue or is being contested in good faith by appropriate proceedings so long as such Liens or proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Indenture Estate or any interest therein;

               (f) Liens arising from judgment or awards against the Company with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review and then only for the period of such stay; and

               (g) the right of any Person (other than the Company) to claim a portion of the insurance proceeds received or receivable as a result of an Event of Loss with respect to the Airframe, which right arises out of such Person's having a direct interest in an engine (other than an Engine) installed on the Airframe as a lessor, conditional vendor, owner or otherwise.

               SECTION 4.02. Registration, Maintenance and Operation; Possession and Lease; Insignia.

               (a) Registration, Maintenance and Operation. The Company at its own cost and expense, shall:

               (i) [on the Delivery Date](*) cause the Aircraft [to be duly registered in its name, pursuant to the Act and,](*) to remain, subject to paragraph (b) below, at all times duly registered in its name pursuant to the Act and at all times act in accordance with the rules and regulations of the Aeronautics Authority;

             (ii) maintain, inspect, service, repair and overhaul the Aircraft (or cause the same to be done) so as to keep the Aircraft (and any engine which is not an Engine but is installed on the Aircraft) in good operating condition, ordinary wear and tear excepted, and in any event (x) in accordance with the applicable regulations of the applicable Aeronautics Authority or regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered in accordance with Section 4.02(b) hereof and the Company's maintenance program approved by the applicable Aeronautics Authority and (y) so as to keep the Aircraft in such condition as may be necessary to enable its airworthiness certification to be maintained in good standing at all times under the Act or any applicable rule or regulation of the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, and, provided, however, the Company shall not be in default of its obligation in this Section 4.02(a)(ii) to maintain the Aircraft's airworthiness certification in good standing if the Aircraft loses its airworthiness certification, such loss is curable and the Company undertakes such cure promptly, diligently, and continuously, using its reasonable best efforts;

           (iii) maintain, or cause to be maintained, all records, logs and other materials in respect of the Aircraft required by the Aeronautics Authority, or the applicable regulatory agency or body of any other jurisdiction in which the Aircraft may then be registered, to be maintained;

            (iv) not maintain, service, repair, overhaul, use or operate the Aircraft or any Engine in violation of any airworthiness certificate or registration relating thereto, or in violation of any law or any license, rule, regulation or order of or by any government or governmental authority having jurisdiction over the Company or the Aircraft or any Engine or any service bulletin relating to the Aircraft or any Engine or for any purpose for which the Aircraft or any Engine is not designed; provided, however, that the Company or any lessee may in good faith contest the validity or application of any such law, license, rule, regulation or order in any manner that does not adversely affect the Indenture Trustee or any Holder; and if any such law, license, rule, regulation or order requires alteration of the Aircraft or any Engine, the Company will conform therewith at its own cost and expense and will maintain the Aircraft or any Engine in compliance with such law, license, rule, regulation or order;

               (v) not operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located (x) in any area excluded from coverage by any insurance policy in effect with respect to the Airframe or any Engine required by the terms of
         Section 4.06 hereof or (y) in any area that is a war zone or recognized or, in the Company's reasonable judgment, threatened area of hostilities, unless the Company has obtained, prior to the operation or location of the Airframe or any Engine in such area, indemnification from the Government, or other insurance, against the risks and in the amounts required by, and in compliance with, Section
         4.06 hereof covering such area (except in the case of a requisition for use by the Government, to the extent that the Company certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions) (and naming the Indenture Trustee as loss payee in respect of indemnification or insurance payable in respect of casualties to the Aircraft) or unless the Aircraft is only temporarily located in such area as a result of an isolated occurrence attributable to a hijacking, medical emergency, equipment malfunction, weather conditions, navigational error or other similar unforeseen circumstances and the Company is using its good faith efforts promptly to remove the Aircraft from such area.

               (b) Reregistration. The Company may at its sole expense reregister the Aircraft under the laws of a country listed in Schedule II hereto with which the United States then maintains normal and full (other than in the case of Taiwan) diplomatic relations, subject to the following conditions. The Indenture Trustee shall have received:

               (i)   assurances satisfactory to it:

                     (A) to the effect that the insurance provisions of this Indenture have been and will be complied with upon such change of registry;

                     (B) as to the continuation of the Lien of this Indenture as a first priority, duly perfected lien on the Aircraft; and

                     (C) that such new country of registry (x) would provide substantially equivalent protection for the rights of lenders in similar transactions as provided under United States law (except that, in the absence of restrictions under the laws of such country on rights and remedies of lessors and secured parties similar to those imposed by Sections 362 and 363 of the Bankruptcy Code, rights and remedies similar to those available under Section 1110 of the Bankruptcy Code shall not be required), and (y) imposes aircraft maintenance standards not materially less stringent than those of the Aeronautics Authority; and

               (ii) a favorable opinion of counsel (reasonably satisfactory in form and substance to the Indenture Trustee) in the new jurisdiction of registry to the effect:

                     (A) that the terms (including, without limitation, the governing law, service-of-process and jurisdictional-submission provisions thereof) of the Indenture are legal, valid, binding and enforceable in such jurisdiction;

                     (B) that it is not necessary for the Indenture Trustee to register or qualify to do business in such jurisdiction in connection with the registration in the new jurisdiction and the exercise of any rights or remedies with respect to the Aircraft;

                     (C) that the courts of such jurisdiction would provide substantially equivalent protection to the Indenture Trustee as provided under United States law (with the exception described in paragraph (b)(i)(C) of this Section 4.02);

                     (D) that there is no tort liability of the mortgagee of an aircraft not in possession thereof under the laws of such jurisdiction, other than tort liability which might have been imposed on such mortgagee under the laws of the United States or any state thereof (it being understood that, in the event such latter opinion cannot be given in a form satisfactory to the Indenture Trustee, such opinion shall be waived, if insurance reasonably satisfactory to the Indenture Trustee is provided, at the Company's expense to cover such risk); and

                     (E) (unless the Company shall have agreed to provide insurance reasonably satisfactory to the Indenture Trustee covering the risk of requisition of use of the Aircraft by the government of registry of the Aircraft) that the laws of such jurisdiction require fair compensation by the government of such jurisdiction payable in currency freely convertible into United States Dollars for the loss of use of the Aircraft in the event of such requisition.

               (c) Possession and Leases. The Company will not, without the prior written consent of the Indenture Trustee, lease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, that, so long as
(i) no Event of Default shall have occurred and be continuing, and (ii) the Company shall comply with the provisions of Section 4.06 hereof, the Company may without the prior written consent of the Indenture Trustee:

               (i) so long as the lessee is generally meeting its material obligations as they come due and is not subject to a proceeding or final order under applicable bankruptcy, insolvency or reorganization laws on the date the lease is entered into, (A) lease the Aircraft or any Engine to a U.S. Air Carrier, (B) lease the Aircraft to an Air Carrier which is principally based in and domiciled in one of the countries listed on Schedule II hereto, (C) lease the Aircraft to any Air Carrier principally based in and domiciled in a country which, at the inception of such lease, is a signatory to the Convention on the International Recognition of Rights in Aircraft, or (D) lease the Aircraft to any other Air Carrier not described in this Section which shall be reasonably acceptable to the Indenture Trustee; provided, that, with respect to clauses (B) and (C) above, at the time of any such lease the United States maintains normal and full (other than in the case of Taiwan) diplomatic relations with the country in which such Air Carrier is principally based and domiciled. In the case of any lease (x) such lessee shall operate and maintain the Aircraft in compliance with this Indenture, (y) such lease shall provide that such lessee will not transfer possession of, or any other rights to, the leased Airframe or Aircraft to any other person without the prior written consent of the Indenture Trustee (except as permitted by subparagraphs (ii) and (iii) below). Prior to any lease to an Air Carrier permitted under clauses (B) and (C) of this Section 4.02(c)(i): (I) the maintenance standards of the aeronautical authority of the country of domicile or principal operation of the lessee taken as a whole shall be not materially less stringent than those of the FAA and the lease will provide that the maintenance performed during such lease will meet in all material respects such maintenance standards; (II) the Company will provide opinions of counsel reasonably satisfactory to the Indenture Trustee with respect to the validity and enforceability of the Indenture in such country; that the laws of such country require fair compensation by the government of such country payable in a currency freely convertible into US Dollars for the loss of the use of the Aircraft in the event of a requisition of use by such government; (III) import and export certificates, if required, shall be procured at the Company's own cost and expense by the Company; (IV) duties and tariffs, if applicable, shall be paid for by the Company; and (V) the Company shall effect or cause to be effected at the Company's own cost and expense all recordings and filings that are required to perfect the Lien of this Indenture;

               (ii) subject the Airframe or permit the Airframe to be subjected to normal interchange agreements or subject the Engines or permit any Engine to be subjected to normal interchange or pooling agreements or arrangements, in each case customary in the airline industry, entered into by the Company in the ordinary course of its business with any Air Carrier; provided that no transfer of the registration of the Airframe or any Engine shall be effected and that throughout the period that the Airframe or any Engine is subjected to such interchange or pooling agreement or arrangement the terms of this Indenture shall be observed; and provided, further, that no such agreement or arrangement contemplates or requires the transfer of title to the Airframe or any Engine, and if the Company's title to any Engine shall be divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and the Company shall comply with Section 4.05(d) hereof in respect of such Engine;

            (iii) deliver or permit the delivery of possession of the Airframe or any Engine to their respective manufacturers or certified maintenance providers for testing, services, repair, maintenance or overhaul work or for alterations or modifications in or additions to the Airframe or Engine to the extent required or permitted by the terms of Section 4.04 hereof;

             (iv) transfer or permit the transfer of possession of the Airframe or any Engine pursuant to a contract or agreement with the Government or pursuant to the Civil Reserve Air Fleet Program ("CRAF Program") administered pursuant to Executive Order No. 12056, as amended, or any similar or substitute programs, so long as the Company or any lessee shall promptly notify the Indenture Trustee upon such transfer of possession and provide the Indenture Trustee with the name and address of the Contracting Officer or representative of the Military Aircraft Command of the United States Air Force to whom notices must be given in respect of the Aircraft;

               (v) install or permit the installation of an Engine on an airframe which is owned by the Company or any lessee free and clear of all Liens, except (A) Liens of the type permitted under Section
         4.01 hereof; (B) Liens which apply only to the engines (other than an Engine), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe and which do not apply to substantially all of such airframe; and (C) the rights of an Air Carrier under normal interchange or pooling agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed on it;

               (vi) install or permit the installation of an Engine on an airframe leased to the Company or any lessee or purchased by the Company subject to a conditional sale or other security agreement, provided that (A) such lease, conditional sale or other security agreement does not cover the Engine so installed and the Indenture Trustee shall have received from the lessor, conditional vendor or secured party of such airframe, an agreement (which may be the lease or conditional sale or other security agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly agrees that neither it nor its successors or assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time, and (B) such airframe is and remains free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and Liens of the type permitted by subparagraph (v) of this Section 4.02(c);

            (vii) install or permit the installation of an Engine on an airframe owned by the Company, leased to the Company or purchased by the Company subject to a conditional sale or other security agreement under circumstances where neither subparagraph (v) nor subparagraph
         (vi) of this Section 4.02(c) is applicable, provided that such installation shall be deemed an Event of Loss with respect to such Engine and the Company shall comply with Section 4.05(d) hereof in respect of such Engine, the Indenture Trustee not intending to waive any right or interest it may have to or in such Engine under applicable law until compliance by the Company with such Section 4.05(d); and

            (viii) enter into a wet lease under which the Company has effective control of the Aircraft in the ordinary course of the Company's business which shall not be considered a transfer of possession hereunder, provided that the Company's obligations under this Indenture shall continue in full force and effect notwithstanding any such wet lease.

               (d)   Rights of Transferee.  Notwithstanding the provisions of
Section 4.02(c) hereof, the rights of any transferee who takes possession of the Aircraft, the Airframe or any Engine by reason of a transfer permitted by
Section 4.02(c) hereof shall be subject and subordinate to, and any lease or wet lease permitted by Section 4.02(c) hereof shall be made expressly subject and subordinate to, all the terms of this Indenture, including, without limitation, the Indenture Trustee's right to repossession pursuant to
Article 6 hereof, and to avoid such lease upon such repossession, and the Company shall remain primarily liable for the performance of all the terms of this Indenture to the same extent as if such lease or transfer had not occurred. Any such lease shall include appropriate provisions for the maintenance and insurance of the Aircraft, the Airframe or any Engine in accordance with the provisions of this Indenture and shall provide assurances reasonably satisfactory to the Indenture Trustee that the lessee may not further lease any of such equipment. The Company shall notify the Indenture Trustee within 60 days after any lease and will promptly upon request from the Indenture Trustee furnish to the Indenture Trustee a copy of any lease which has a term in excess of six (6) months and deliver to the Indenture Trustee all other documents required hereunder relating to such lease or transfer of possession.

               (e) Insignia. The Company agrees to affix to and maintain in the cockpit of the Airframe, in a clearly visible location, and on each Engine, a clearly visible metal nameplate bearing the inscription "Mortgaged
To:  ____________, as Indenture Trustee".


               SECTION 4.03. Replacement and Pooling of Parts. (a) Replacement of Parts. The Company, at its own cost and expense, will replace or cause to be replaced as promptly as practicable all Parts which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason, except as otherwise provided in Section 4.04 hereof. In addition, the Company may, at its own cost and expense, remove or cause to be removed in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that the Company, except as otherwise provided in
Section 4.04 hereof, will, at its own cost and expense, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of Liens (except for pooling arrangements to the extent permitted by Section 4.03(b) hereof and Liens of the type permitted under Sections 4.01(d) and (e) hereof) and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in the condition and repair required to be maintained by the provisions of this Indenture. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine, and without further act (subject only to a pooling arrangement to the extent permitted by Section 4.03(b) hereof) such replacement Part shall become subject to the Lien of this Indenture and shall be deemed part of the Airframe or any Engine, for all purposes to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or such Engine.

               (b) Pooling of Parts. Any Part removed from the Airframe or any Engine as permitted in Section 4.03(a) hereof may be subjected by the Company to any normal pooling arrangement customary in the airline industry and entered into with other Air Carriers in the ordinary course of the Company's business, provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine, as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 4.03(a) hereof may be owned by another Air Carrier subject to such normal pooling arrangement, provided that the Company, at its own cost and expense and as promptly as possible, either:

               (A) causes title to such replacement Part to vest in the Company free and clear of all Liens (other than Liens permitted under Sections 4.01(a), (b), (c) and (e) hereof) and become subject to the Lien of this Indenture; or

               (B) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by the Company free and clear of all Liens (other than Liens permitted under Section 4.01(a), (b), (c) and (e) hereof) and causes such replacement Part to become subject to the Lien of this Indenture.

               All replacement Parts shall meet the standards set forth in
Section 4.03(a) hereof.

               SECTION 4.04. Alterations, Modifications and Additions. The Company, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Aircraft as may be required from time to time to meet the applicable requirements of the Aeronautics Authority or any other governmental authority with jurisdiction over the Aircraft and/or the Company's operations and aircraft; provided, however, that the Company may in good faith contest the validity or application of any such requirements in any reasonable manner that does not adversely affect the first and prior perfected Lien and security interest of the Indenture or the interests of the Indenture Trustee or the Holders in the Indenture Estate. In addition, the Company, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe or any Engine as the Company may deem desirable in the proper conduct of its business, including, without limitation, removal of Obsolete Parts, provided that no such alteration, modification, addition or removal shall materially diminish the value or utility of the Airframe or any Engine or impair its condition or airworthiness below its value, utility, condition and airworthiness immediately prior to such alteration, modification, addition or removal, assuming that the Airframe or such Engine was then in the condition and airworthiness required to be maintained by the terms of this Indenture, except that the value (but not the utility, condition or airworthiness) of the Airframe or any Engine may be reduced by the value of any such obsolete Parts which shall have been removed.

               Each Part incorporated or installed in or attached or added to the Airframe or any Engine as the result of any alteration, modification, removal or addition made pursuant to this Section 4.04 shall without further act become subject to the Lien of this Agreement. Notwithstanding the foregoing, the Company may remove any such Part if: (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached or added to the Airframe or such Engine on the Delivery Date or any Part in replacement of, or substitution for, any such Part; (ii) such Part is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 4.02 hereof or the first sentence of this Section 4.04; and (iii) such Part can be removed from the Airframe or such Engine without (A) causing material damage to the Aircraft or diminishing or impairing the utility, condition or airworthiness required to be maintained by the terms of this Indenture or (B) diminishing the value or utility which the Airframe or such Engine would have had at such time had such alteration, modification, removal or addition not occurred assuming the Aircraft was then in the condition required to be maintained by the terms of this Indenture. Upon the removal by the Company of any such Part as provided in the preceding sentence such Part shall no longer be subject to the Lien of this Indenture or deemed a Part.

               SECTION 4.05. Loss, Destruction, Registration. (a) Company's Election Rights. The Company shall notify the Indenture Trustee as soon as practicable but in no event more than 10 Business Days following the occurrence of an event which constitutes or might constitute an Event of Loss with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe. By written notice to the Indenture Trustee given within 60 days of the occurrence of any Event of Loss, the Company shall elect the alternative set forth in Section 4.05(b) hereof or the alternative set forth in Section 4.05(c) hereof. The Company's failure to make such election within said 60-day period shall be deemed to be an election of the alternative set forth in Section 4.05(b) hereof.

               (b)  Prepayment of Equipment Purchase Certificates.   The
Company shall, if it has so elected or is deemed to have so elected under 4.05(a) hereof, pay to the Indenture Trustee, by wire transfer of immediately available funds on a date designated by the Company upon 30 days' irrevocable notice but in no event later than 180 days following the occurrence of the Event of Loss (the earlier of such dates in clause (A) or the date provided in clause (B) being referred to herein as the "Loss Payment Date"), the outstanding principal amount of the Equipment Purchase Certificates and all accrued and unpaid interest thereon together with all other amounts due and owing under this Indenture or the Loan Agreement, including without limitation, but without any Make-Whole Premium, in respect of such prepayment. Upon receipt by the Indenture Trustee of such amounts, the Indenture Trustee shall apply such amounts as provided in Section 5.01 hereof and thereupon the Lien of this Indenture shall terminate.

               (c) Replacement of Airframe and Engines. So long as no Event of Default shall have occurred and be continuing, and subject to Section 4.05(a) hereof, if the Company has elected to replace the Airframe and Engines pursuant to this Section 4.05(c), the Company shall, within one hundred eighty
(180) days after the occurrence of such Event of Loss, as replacement for the Airframe and Engines with respect to which an Event of loss has occurred, substitute for the Aircraft subject to the Event of Loss, by causing to be subjected to the Lien of this Indenture, a [Manufacturer-Model] airframe and a number of engines equal to the number of Engines with respect to which the Event of Loss has occurred of the same or an improved make and model (or Replacement Engines), owned by the Company free and clear of all Liens not excepted in Sections 4.01(a), (b), (c) and (e) hereof, duly certified as an airworthy aircraft by the Aeronautics Authority and having a value and utility at least equal to, and being in as good operating condition as, the Airframe and Engines with respect to which such Event of Loss occurred, assuming that the Airframe and Engines were then in the condition and airworthiness required to be maintained by the terms of this Indenture immediately prior to the occurrence of such Event of Loss. In such case, and as a condition to such substitution, the Company, at its own cost and expense, will also promptly:

               (i) furnish the Indenture Trustee with a certificate of a nationally recognized aircraft appraiser reasonably satisfactory to the Indenture Trustee certifying that such replacement airframe and engines have a value and utility at least equal to, and are in as good operating condition as, the Airframe and Engines replaced, assuming such Airframe and Engines were in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss;

               (ii) furnish the Indenture Trustee with such evidence as the Indenture Trustee may reasonably request of compliance with the insurance provisions of Section 4.06 hereof with respect to such replacement airframe and engines;

               (iii) cause an Indenture Supplement with respect to such replacement airframe and engines to be duly executed by the Company and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rules and regulations of any other jurisdiction in which the Aircraft may then be registered as permitted by Section 4.02(b) hereof, in order that the Lien of this Indenture shall constitute a first and prior perfected Lien and security interest on and in respect of such replacement airframe and engines;

               (iv) take such other action as the Indenture Trustee may reasonable request in order that such replacement airframe and engines shall be due and properly subjected to the Lien of this Indenture to the same extent as the replaced Airframe and Engines.

               Each replacement airframe shall be deemed an "Airframe," each such replacement engine shall be deemed an "Engine" and each such replacement airframe and engine shall be deemed part of the same Aircraft as was the Airframe or Engine replaced.

               (d) Event of Loss with Respect to an Engine. Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which there has not occurred an Event of Loss with respect to the Airframe, the Company shall give the Indenture Trustee prompt written notice thereof and shall, as soon as practicable but in any event within one hundred twenty (120) days after the occurrence of such Event of Loss, substitute (by subjection to the Lien of this Indenture) for the Engine with respect to which such Event of Loss occurred, a Replacement Engine, free and clear of all Liens not excepted in Sections 4.01(a), (b), (c) and (e) hereof and having a value and utility at least equal to, and being in as good operating condition as, the Engine with respect to which such Event of Loss occurred, assuming such Engine was of the value and utility and in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss. The standards set forth in this Section with respect to Replacement Engines shall apply upon any replacement or substitution of an Engine with a Replacement Engine pursuant to any other provision of this Indenture.

               Prior to or at the time of any substitution of an Engine pursuant to this Section 4.05(d), the Company, at its own cost and expense will:

               (i) furnish the Indenture Trustee with such evidence of compliance with the insurance provisions of Section 4.06 hereof with respect to such Replacement Engine as the Indenture Trustee may reasonably request;

               (ii) furnish the Indenture Trustee with a certificate of an aircraft advisor (who must be a nationally recognized aircraft authority) certifying that such Replacement Engine has a value and utility at least equal to, and is in as good operating condition as, the Engine replaced, assuming such Engine was in the condition and repair required by the terms of this Indenture immediately prior to the occurrence of such Event of Loss;

               (iii) cause an Indenture Supplement with respect to such Replacement Engine to be duly executed by the Company and the Indenture Trustee and recorded pursuant to the Act, or the applicable laws, rule and regulations of any other jurisdiction in which the Aircraft may be registered as permitted by Section 4.02(b) hereof in order that the Lien of this Indenture shall constitute a first and prior and perfected Lien and security interest on and in respect of such Replacement Engine;

               (iv) take such other action, as the Indenture Trustee may reasonably request in order that such Replacement Engine be duly and properly subjected to the Lien of this Indenture to the same extent as the replaced Engine.

               (e) Requisition of an Airframe and the Installed Engines for Use by Government. In the event of the requisition for use by the Government or any other government of registry of the Aircraft, or any agency or instrumentality thereof of the Airframe and the Engines or engines then installed on the Airframe, which requisition does not constitute an Event of Loss, the Company shall promptly notify the Indenture Trustee of such requisition and all of the Company's obligations under this Indenture with respect to such Airframe and Engines or engines shall continue to the same extent as if such requisition had not occurred. All payments received by the Company, any lessee or the Indenture Trustee from the Government or other government of registry of the Aircraft or any agency or instrumentality thereof for such use of the Airframe and Engines or engines shall be paid to or returned by the Indenture Trustee for application in accordance with this Indenture.

               (f) Requisition for Use by Government of an Engine not Installed on the Airframe. In the event of the requisition for use by the Government or any other government of registry of the Aircraft or any agency or instrumentality thereof of any Engine not then installed on the Airframe, the Company shall replace such Engine by complying with the terms of Section 4.05(d) hereof to the same extent as if an Event of Loss had occurred with respect to such Engine, and any payments received by the Company, any lessee or the Indenture Trustee from the Government or other government of registry or any instrumentality thereof with respect to such requisition shall, be paid over to or retained by the Company, provided that the Company shall have fully performed its obligations under Section 4.05(d) hereof.

               (g) Other Payments. Any payments (other than insurance proceeds, the application of which is provided in Section 4.06 hereof) received at any time by the Company or the Indenture Trustee from any governmental authority or any other Person in connection with an Event of Loss with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe will be applied towards the Company's obligations under Section 4.05(b) hereof or if the Company has made the election under
Section 4.05(c) hereof or if the Event of Loss relates to an Engine not then installed on the Airframe, such payments shall be paid over to the Company, provided that the Company shall have fully performed its obligations pursuant to Section 4.05(c) or (d) hereof, as the case may be.

               SECTION 4.06. Insurance. (a) Public Liability and Property Damage Liability Insurance. (i) The Company, at its own cost and expense, will maintain or cause to be maintained with respect to the Aircraft, comprehensive aircraft liability insurance including, without limitation, passenger legal liability and property damage liability insurance and cargo legal liability in such amounts, against such risks (including, without limitation, contractual liability and war risk and allied perils liability), with such retentions as the Company customarily maintains with respect to similar aircraft and engines which comprise the fleet of the Company (subject to the limitations set forth in Section 4.06(f) hereof), and with such insurers (which shall be insurers of recognized responsibility), and such insurance against such other risks as is usually carried by similar corporations engaged in the same or similar business and similarly situated as the Company and owning or operating aircraft and engines similar to the Aircraft and Engines.

               (ii) Notwithstanding Section 4.06(a)(i) hereof, in the event of the requisition for use by the Government of the Airframe or the Airframe and the Engines or engines then installed on the Airframe, the Company shall maintain throughout the period of such requisition such insurance as would otherwise be required under this Section 4.06 (except to the extent that the Company certifies that such insurance is unobtainable after diligent effort or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions); provided that the Indenture Trustee shall accept, in lieu of such insurance coverage, indemnification or insurance from the Government which is substantially the same as otherwise required under this Section 4.06.

               (iii) Any policy of insurance carried and maintained in accordance with this Section 4.06(a), and any policy taken out in substitution or replacement for any such policy subject to the terms, conditions and limitations thereof, shall:

               (A) name or be amended to name the Indenture Trustee as an additional insured;

               (B) provide that, in respect of the interest of the Additional Insured in such policies, the insurance shall not be invalidated by any action or inaction of the Company or the Additional Insured as defined under the policy of insurance required under this Section
         4.06 and shall insure such Additional Insured regardless of any breach or violation of any warranty, declaration or condition contained in such policies by the Company or as defined under the policy of insurance required under this Section 4.06;

               (C) provide that if such insurance is cancelled for any reason, or any substantial change is made in the policies which adversely affect the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Additional Insured for thirty (30) days (except in the case of war risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by such Additional Insured of written notice from such insurers of such cancellation, change or lapse;

               (D) provide that the Additional Insured shall have any obligation or liability for premiums or other payments, if any, in connection with such insurance;

               (E) provide that the insurers shall waive any rights of subrogation against the Additional Insured, to the extent that the Company has waived its rights under this Indenture; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Company shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for existence of rights of subrogation derived from rights retained by the Company;

               (F) provide that such insurer shall waive the right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insured;

               (G) provide that all of the provisions of such policy shall operate in the same manner as if there were a separate policy covering the Additional Insured; provided that such policies shall not operate to increase any insurer's limit of liability; and

               (H) be primary, without right of contribution from any other insurance which is carried by the Additional Insured with respect to its interest in the Aircraft.

               (b) Insurance Against Loss or Damage to Aircraft and Engines. The Company, at its own cost and expense, shall maintain or cause to be maintained in effect, with insurers of recognized responsibility, all-risk ground and flight aircraft hull insurance covering the Aircraft and all-risk coverage with respect to any Engines and Parts while temporarily removed from the Aircraft and not replaced by similar Engines or Parts, including in each case war-risk and allied perils, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) with such retentions (subject to the limitations set forth in Section 4.06(f) hereof) and in such form and amounts as the Company customarily maintains with respect to the aircraft in the Company's fleet of the same type and model and operated on the same routes as the Aircraft (except that the Company shall be required to maintain war-risk, hijacking (air piracy) and governmental confiscation and expropriation insurance (except in the country of registry) if the Aircraft is operated on routes where the custom is for major international Air Carriers flying comparable routes to carry such insurance), provided that such insurance shall at all times while the Aircraft is subject to the Lien of this Indenture be for an amount not less than an amount equal to ___% of the aggregate outstanding principal amount of the Equipment Purchase Certificates at the date of determination (the "Threshold Value").

               (ii) Any policies carried and maintained in accordance with this Section 4.06(b) and any policies taken out in substitution or replacement for any such policies subject to the terms, conditions and limitations thereof shall:

               (A) name or be amended to name the Indenture Trustee as an additional insured and as loss payee (the "Loss Payee");

               (B)  provide with respect to coverage provided under this
         Section 4.06(b), that (i) in the event of a loss involving proceeds in excess of $5,000,000, the proceeds in respect of such loss up to an amount equal to the Threshold Value shall be payable to the Indenture Trustee, it being understood and agreed that in the case of any payment to the Indenture Trustee otherwise than in respect of an Event of Loss, the Indenture Trustee shall, unless a Payment Default or an Event of Default shall have occurred and be continuing, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to the Company or its order, and (ii) the entire amount of any loss involving proceeds in the aggregate of $5,000,000 or less or the amount of any proceeds of any loss in excess of the Threshold Value for the Aircraft shall be paid to the Company or its order unless a Payment Default or Event of Default shall have occurred and be continuing and the insurers have been notified thereof by the Indenture Trustee;

               (C) provide that if such insurance is cancelled for any reason or any substantial change is made in the policies which adversely affects the coverage required herein, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to the Additional Insured or the Loss Payee for thirty days (except in the case of war-risk coverage in which event the applicable period shall be seven (7) days or such other period as may be customary) after receipt by the Indenture Trustee, whether as Additional Insured or the Loss Payee, of written notice from such insurer of such cancellation, change or lapse;

               (D) provide that, in respect of the interest of the Indenture Trustee as Additional Insured or Loss Payee in such policies the insurance shall not be invalidated by any action or inaction of the Company and shall insure the Indenture Trustee as Additional Insured and Loss Payee regardless of any breach or violation of any warranty, declaration or condition in such policies by the Company as defined under the policy of insurance required under this Section 4.06(b);

               (E) provide that the insurers shall waive any rights of subrogation against the Indenture Trustee as Loss Payee and Additional Insured, to the extent that the Company has waived its rights under this Indenture; provided that the exercise by insurers of rights of subrogation derived from rights retained by the Company shall not, in any way, delay payment of any claim that would otherwise be payable by such insurers but for the existence of right of subrogation derived from rights retained by the Company;

               (F) provide that such insurer shall waive any right of such insurer to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Indenture Trustee as Additional Insured or Loss Payee;

               (G) be primary and without rights of contribution from any other insurance which is carried by the Indenture Trustee with respect to its interest in the Aircraft; and

               (H) provide that the Indenture Trustee, whether as Additional Insured or Loss Payee, shall have no obligation or liability for premiums or other payments, if any, in connection with such insurance.

               (c) Application of Insurance Proceeds. (i) All insurance proceeds (other than proceeds from policies carried by the Indenture Trustee, the Agent or any Holder) received under policies described in Section 4.05(b) hereof as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

               (A) if such proceeds are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and the Company has elected or is deemed to have elected the alternative set forth in Section 4.05(b) hereof, so much of such proceeds as shall not exceed the amounts required to be paid by the Company pursuant to said Section 4.05(b) hereof shall be applied in reduction of the Company's obligation to pay such amounts if not already paid by the Company, or if already paid by the Company, shall be applied to reimburse the Company for its payment of such amounts, provided that no Payment Default or Event of Default shall have occurred and be continuing and the balance, if any, of such proceeds remaining will be paid to the order of the Company; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder; or

               (B) if such proceeds are received with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe and the Company has elected the alternative set forth in
         Section 4.05(c) hereof, or if such proceeds are received with respect to an Engine not then installed on the Airframe and not replaced by an Engine or engine under the circumstances contemplated by Section 4.05(d) hereof, all such proceeds shall be paid to the Indenture Trustee for disbursement to the order of the Company, after the Company shall have fully performed the terms of Sections 4.05(c) or 4.05(d) hereof, as applicable, with respect to the Event of Loss for which such proceeds are paid, provided that no Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder.

               (ii) The insurance proceeds of any property damage loss not constituting an Event of Loss with respect to the Airframe or an Engine will be applied in payment (or to reimburse the Company) for repairs or for replacement property in accordance with Sections 4.02 and 4.03 hereof, if not already paid for by the Company, and any balance remaining after compliance with said Sections 4.02 and 4.03 hereof with respect to such loss shall be paid to the order of the Company, provided that no Payment Default or Event of Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 5.04 hereof as security for the Company's obligations hereunder.

               (iii) If the Indenture Trustee becomes subject to any claim covered by any insurance policy maintained pursuant to this Section 4.06, the Company shall make available any information required by the Indenture Trustee in connection with such claim.

               (d) Reports. On or before the Delivery Date and thereafter annually on or before the scheduled expiration date for such policy, while the Equipment Purchase Certificates are outstanding, the Company's aviation insurance broker will furnish to the Indenture Trustee a report, signed by the Company's independent aviation insurance broker, stating the types of coverage and limits carried and maintained on the Aircraft and certifying that such insurance complies with the terms and conditions of this Indenture. The Company will cause its aviation insurance broker to advise the Indenture Trustee in writing promptly of any default in the payment of any premium and of any other act or omission on the part of the Company of which it has knowledge and which might cause cancellation of all or any part of any insurance carried by the Company with respect to the Aircraft. The Company will cause such insurance broker to agree to advise the Indenture Trustee in writing if and when it becomes evident to such broker that any insurance policy carried and maintained on the Aircraft pursuant to this Section 4.06 will not be renewed at the expiration date. If the Company shall fail to maintain insurance as required hereby, the Indenture Trustee may, at its option, provide such insurance, and in such event, the Company shall, upon demand, reimburse the Indenture Trustee for the cost of such insurance; provided, however, that no exercise of said option shall affect the provisions of this Indenture, including the provisions that failure by the Company to maintain the prescribed insurance shall constitute an Event of Default, or otherwise constitute a waiver of any other rights the Indenture Trustee may have against the Company.

               (e) Indenture Trustee's Insurance. The Indenture Trustee may insure the Airframe or any Engine at its own cost and expense, including insuring the Aircraft for amounts in excess of the Threshold Value, provided that any insurance so maintained by the Indenture Trustee shall not result in a reduction of coverage or amounts payable under insurance required or permitted to be maintained by the Company under this Section 4.06 or increase the cost to the Company of maintaining such insurance; provided further, that any insurance policies of the Indenture Trustee insuring the Airframe or any Engine shall provide for a release to the Company of any and all salvage rights in and to the Airframe or any Engine.

               (f) Self-Insurance. The Company may self-insure policies, the risks required to be insured against by Section 4.06(a) and Section 4.06(b) hereof in such reasonable amounts as are then applicable to other aircraft or engines of the Company of value comparable to the Aircraft, but in no case shall such self-insurance with respect to all aircraft in the Company's fleet in aggregate exceed for any 12-month policy year an amount equal to the lesser of (i) 50% of the highest insured value of any single aircraft in the Company's fleet and (ii) 1.5% of the average aggregate insured value from time to time of the Company's entire aircraft fleet, provided that a standard deductible per occurrence per aircraft not in excess of the amount customarily allowed as a deductible in the industry shall be permitted in addition to the above-mentioned self-insurance.

               SECTION 4.07. Inspection. At reasonable times, and (so long as no Event of Default shall have occurred and be continuing) upon at least five Business Days' prior written notice to the Company, the Indenture Trustee or its authorized representative, may inspect the Aircraft, (so long as no Event of Default shall have occurred and be continuing) upon at least 10 Business Days' prior written notice, all Aeronautics Authority-required books and records of the Company and any lessee relating to the maintenance of the Aircraft and such Persons shall keep any information obtained thereby confidential and shall not disclose the same to any Person, except (a) to the Indenture Trustee's counsel, independent insurance advisors or other agents, the Holders and any prospective purchaser of the Aircraft in connection with the Indenture Trustee's exercise of remedies following an Event of Default, each of whom agree to hold such information confidential, (b) as may be required by any statute, court or administrative order or decree or governmental ruling, regulation or demand or (c) as may be necessary for purposes of protecting the interests of any such Person or for enforcement of this Indenture by the Indenture Trustee; provided, however, that any and all disclosures permitted by (b) or (c) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons to whom such disclosures are hereby permitted; any such inspection of the Aircraft shall be a visual, walk-around inspection of the interior and exterior of the Aircraft and shall not include opening any panel, bays or the like without the express consent of the Company. Notwithstanding the previous sentence, the Indenture Trustee or its authorized representative shall (so long as no Event of Default shall have occurred and be continuing) be entitled to inspect the Aircraft only one time among themselves during any consecutive twelve month period. Neither the Indenture Trustee nor any Holder shall have any duty to make any inspection of the Aircraft and none of them shall incur any liability or obligation by reason of not making any such inspection.

               SECTION 4.08. Filings. So long as the Equipment Purchase Certificates remain unpaid, the Company will take, or cause to be taken, at the Company's cost and expense, such action with respect to the recording, filing, re-recording and re-filing of this Indenture, each Indenture Supplement and any financing statements or other instruments as are necessary, or as requested by the Indenture Trustee and appropriate, to maintain, so long as this Indenture is in effect, the perfection of the purchase money equipment security interest and the Lien created by this Indenture, or will furnish to the Indenture Trustee timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable it to take such action at the Company's cost and expense in a timely manner.

               SECTION 4.09. Annual Opinion. So long as the Equipment Purchase Certificates remain unpaid, the Company shall furnish to the Indenture Trustee annually after the execution hereof (but not later than March 15 of each year) commencing with the year 199_, an opinion, reasonably satisfactory to the Indenture Trustee, of Special Aviation Counsel or other counsel reasonably satisfactory to the Indenture Trustee, with a copy to the Agent in the case of opinions delivered prior to the Refunding Date, stating:

               (i) that in the opinion of such counsel, except as otherwise noted in the opinion, such action has been taken with respect to the recording, filing, re-recording and re-filing of this Indenture, Indenture Supplement and any financing statement, continuation statement or other instruments, and all other action has been taken, as is necessary to maintain the perfection of the security interest created by this Indenture and reciting the details of such recording or other action or that in the opinion of such counsel no action is necessary to maintain the perfection of such security interest;

             (ii) specifying all other action which needs to be taken during the succeeding 14 months in order to maintain the perfection of such security interest; and

            (iii) stating that the Company is the owner of the legal title to the Aircraft, and the Aircraft is free and clear of all Liens, except the security interest created by this Indenture and such as are permitted by this Indenture.

               SECTION 4.10. Corporate Existence. So long as the Equipment Purchase Certificates remain unpaid, the Company shall at all times maintain its corporate existence except as permitted by Section 4.11 hereof and all of its rights, privileges and franchises necessary in the normal conduct of its business, except for any corporate right, privilege or franchise (i) that it determines, in its reasonable, good faith business judgment, is no longer necessary or desirable in the conduct of its business and (ii) the loss of which will not materially adversely affect or diminish the rights of the Holders.

               SECTION 4.11. Merger, Consolidation. So long as the Equipment Purchase Certificates remain unpaid, the Company shall not enter into any merger or consolidation, or convey, transfer or lease all or substantially all of its assets as an entirety to any Person, unless the surviving corporation or Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Company as an entirety (i) is a domestic corporation organized and existing under the laws of the United States or a political subdivision thereof, (ii) is a Citizen of the United States, (iii) is a certificated Air Carrier, (iv) expressly assumes by an instrument in writing in form and substance satisfactory to the Indenture Trustee all of the Company's obligations hereunder and under the other Operative Agreements, and the Company delivers such instrument to the Indenture Trustee, (v) provides an opinion from counsel to the Company which counsel shall be reasonably satisfactory to the Indenture Trustee and which opinion shall be reasonably satisfactory to the Indenture Trustee that such merger, consolidation, conveyance, transfer or lease and the instrument noted in clause (iv) above comply with this Section 4.11, that such instrument is a legal, valid and binding obligation of, and is enforceable against, such survivor or Person, and that all conditions precedent herein provided for relating to such transaction have been complied with, and (vi) immediately after such merger, consolidation or conveyance, transfer or lease, as the case may be, the surviving company is in compliance with all of the terms and conditions of this Indenture and each other Operative Agreement, provided that no such merger, consolidation or conveyance, transfer or lease shall be permitted if the same gives rise to an Event of Default.

               Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Company and the satisfaction of the conditions specified in this Section 4.11, the successor corporation formed by such consolidation or into which the Company is merged or the Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the other Operative Agreements to which the Company is a party with the same effect as if such successor corporation had been named as the Company herein and therein.

               SECTION 4.12. Financial Information. So long as any of the Equipment Purchase Certificates remain unpaid, the Company agrees to furnish to the Indenture Trustee:

               (i) as soon as available, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company as of the end of such fiscal year, and the related consolidated statements of income, retained earnings and cash flows of the Company for the fiscal year then ended as prepared and certified by the Company's independent certified public accountants, including their opinion;

             (ii) within sixty (60) days after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, a consolidated balance sheet of the Company prepared by the Company as of the close of the accounting period then ended, together with the related consolidated statements of income, retained earnings and cash flows of the Company for such accounting period certified by the chief accounting officer or a financial vice president of the Company;

            (iii) promptly upon their general transmission, copies of all regular and periodic reports furnished by the Company to its stockholders;

             (iv) promptly after filing with the SEC, copies of the Company's annual reports on Form 10-K, quarterly reports on Form 10-Q and, if requested, any registration statement or prospectus filed by the Company with any securities exchange or with the SEC;

               (v) promptly upon any officer of the Company obtaining knowledge of any condition or event which constitutes an Event of Default, an officer's certificate specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

             (vi) from time to time, such other financial information as the Indenture Trustee, the Agent or any Holder may reasonably request.

Concurrently with the delivery of the financial statements referred to in clause (i) above, the Company shall deliver to the Indenture Trustee a certificate of the Company, signed by any one of the President, the Chief Financial Officer, the General Counsel, the Treasurer or the principal accounting officer of the Company, stating that the signer, or an officer reporting to same, is familiar with the relevant terms of this Indenture and the signer has reviewed, or has caused to be made under such person's supervision a review, of the activities of the Company and that, to the best of his or her knowledge, there does not exist an Event of Default.

                 SECTION 4.13. Representations and Warranties of the Company. The Company represents and warrants that, on the date hereof:

               (i) the Company is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware with its principal place of business and chief executive office in Memphis, Tennessee, and is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it has intrastate routes, or offices or major overhaul facilities or in which other activities of the Company require such qualification;

             (ii) the Company has full power, authority and legal right to conduct its current business and operations as currently conducted and to own or hold under lease its properties and to enter into and perform its obligations under the Operative Agreements to which it is a party (the "Company Documents");

            (iii) the Company is an "air carrier" within the meaning of the Federal Aviation Act of 1958, as amended to the date of recodification (the "Act"), a holder of a certificate under Sections 41102(a) and 41103 of the Act and an "air carrier operating certificate" issued under Chapter 447 of the Act for aircraft capable of carrying ten (10) or more individuals or 6,000 pounds or more of cargo;

             (iv) the Company possesses all necessary certificates, franchises, licenses, permits, rights and concessions and consents which are material to the operation of the routes flown by it and the conduct of its business and operations as currently conducted;

               (v) the Company Documents have each been duly authorized, executed and delivered by the Company and constitute, or when executed and delivered by the Company will constitute, the legal, valid and binding obligations of the Company enforceable against it in accordance with the terms thereof except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws of general application to or affecting the enforcement of creditors' rights, or equitable principles;

             (vi) no authorization, consent or approval of, notice to or filing with any governmental authority is required for the execution, delivery or performance by the Company of the Company Documents or for the use and maintenance of the Aircraft except for those that have been duly made, given or accomplished; and

            (vii) neither the execution, delivery or performance by the Company of the Company Documents, nor compliance with the terms and provisions hereof or thereof, conflicts or will conflict with or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of the Company or any order, writ, injunction or decree of any court or governmental authority against the Company or by which it or any of its properties is bound or any indenture, mortgage or contract or other agreement or instrument to which the Company is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or will result in the imposition of any Lien (other than the Lien of this Indenture) upon any of its properties.

               SECTION 4.14. Survival of Representations and Warranties. The representations and warranties of the Company shall survive the Delivery Date hereunder and the expiration or termination of this Indenture.


                                   ARTICLE 5

                     RECEIPT, DISTRIBUTION AND APPLICATION
                      OF INCOME FROM THE INDENTURE ESTATE

               SECTION 5.01. Distribution of Principal and Interest. Except as otherwise provided in Section 5.03 hereof, (a) each payment or prepayment of principal of Equipment Purchase Certificates by the Company shall be made for the account of the Holders pro rata in accordance with the respective unpaid principal amounts of the Equipment Purchase Certificates held by them and (b) each payment of interest or Make-Whole Premium on Equipment Purchase Certificates by the Company shall be made for the account of the Holders pro rata in accordance with the amounts of interest or Make-Whole Premium, as the case may be, on the Equipment Purchase Certificates then due and payable to the Holders.

               SECTION 5.02.  Intentionally Left Blank.

               SECTION 5.03. Payments during Continuance of Event of Default. All payments received and amounts held or realized by the Indenture Trustee after an Event of Default shall have occurred and be continuing (including any amounts realized by the Indenture Trustee from the exercise of any remedies pursuant to Article 6), as well as all payments or amounts then held or thereafter received by the Indenture Trustee as part of the Indenture Estate while such Event of Default shall be continuing, shall be distributed by the Indenture Trustee in the following order of priority:

               first, so much of such payments or amounts as shall be required to pay the Indenture Trustee all amounts then due it pursuant to Sections 8.05 and 7.05(b) hereof shall be applied to pay the Indenture Trustee such amounts;

               second, so much of such payments or amounts remaining as shall be required to pay the expenses incurred, or in the judgment of the Indenture Trustee expected to be incurred, in using, operating, storing, leasing, controlling or managing the Indenture Estate, and in all maintenance, repairs, replacements, alterations, additions and improvements and in making all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon the Indenture Estate or any part thereof (including the employment of engineers and accountants to examine and make reports upon the properties, books and records of the Company), or for the satisfaction of Liens, if any, prior to the Lien of this Indenture;

               third, so much of such aggregate amount remaining as shall be required to reimburse the Holders for payment made by them to the Indenture Trustee pursuant to Section 7.05 hereof (to the extent not previously reimbursed), to be distributed to the Holders ratably, without priority of one over any other, in the proportion of the amounts of such unreimbursed payment made pursuant to Section 7.05 hereof;

               fourth, so much of such payments or amounts remaining as shall be required to pay any Make-Whole Premium, if any, and any other amounts owing to the Holders under this Indenture and the other Operative Agreements in respect of the Equipment Purchase Certificates (other than principal of and interest on the Equipment Purchase Certificates) shall be applied ratably to the payment of such amounts;

               fifth, so much of such payments or amounts remaining as shall be required to pay the unpaid principal of and interest on the Equipment Purchase Certificates, shall be applied to the payment of such amounts; and

               sixth, the balance, if any, of such payments or amounts remaining thereafter shall be held by the Indenture Trustee as collateral security for the obligations secured hereby until such time as no Event of Default shall be continuing hereunder or the Equipment Purchase Certificates have been accelerated and all amounts due thereon have been paid, at which time such payments or amounts shall be distributed to the Company.

               SECTION 5.04.  Funds Held by Indenture Trustee; Investments.
At any time and from time to time, so long as no Event of Default shall have occurred and be continuing, the Indenture Trustee shall, upon the written instructions of the Company, invest and reinvest in Permitted Investments as specified in the written instructions of the Company, any monies on deposit with the Indenture Trustee as part of the Indenture Estate, and sell any Permitted Investments, in either case, at such prices, including accrued interest, as are set forth in the written instructions of the Company, and such Permitted Investments shall be held by the Indenture Trustee until so sold in trust as part of the Indenture Estate; provided, that the Company shall upon demand pay to the Indenture Trustee the amount of any loss realized upon maturity, sale or other disposition of any Permitted Investments and, so long as no Event of Default shall have occurred and be continuing, be entitled to receive from the Indenture Trustee, and the Indenture Trustee shall promptly pay to the Company, any profit, income interest, dividend or gain realized upon maturity, sale or other disposition of any Permitted Investment. The Indenture Trustee shall not be responsible for any losses on any investments or sales of Permitted Investments made pursuant to the procedure specified in this Section 5.04. An account statement delivered by the Indenture Trustee to the Company shall be deemed written confirmation by the Company that the investment transactions identified therein accurately reflect the investment directions given to the Indenture Trustee by the Company, unless the Company notifies the Indenture Trustee in writing to the contrary within ten (10) days of the date of receipt of such statement.


                                   ARTICLE 6

             EVENTS OF DEFAULT; REMEDIES OF THE INDENTURE TRUSTEE
                           UPON AN EVENT OF DEFAULT

               SECTION 6.01. Events of Default. The following events shall constitute "Events of Default" and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

               (a) the Company shall fail to make any payment of principal or Make-Whole Premium, as the case may be, or interest on any Equipment Purchase Certificates or any fee payable under Section 2.04 of the Loan Agreement within five (5) Business Days after the date when due; or the Company shall fail to pay any other amount owing hereunder or under the Equipment Purchase Certificates within 30 days after demand therefor by the Indenture Trustee; or

               (b) (i) the Company shall fail to procure, carry and maintain insurance on the Aircraft at any time in accordance with the provisions of Section 4.06 hereof or such insurance lapses or is cancelled, provided that no such lapse or cancellation shall constitute an Event of Default until the earlier of 30 days (seven days or such shorter time as may be standard in the industry with respect to war risk coverage) after receipt by the Indenture Trustee of written notice of such lapse or cancellation and the date that such lapse or cancellation is effective as to the Indenture Trustee and provided further, that such failure for a period of not more than 30 days shall not constitute an Event of Default as long as the Aircraft is insured as required while on the ground and not operated or (ii) the Aircraft shall be operated at any time when public liability insurance required under Section 4.06(a) hereof shall not be in effect (it being understood that the Company is not required to maintain such insurance under Section 4.06(a) hereof if the indemnification or insurance referred to in the proviso to Section 4.06(a)(ii) hereof is obtained); or

               (c) the Company shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Indenture or any other Operative Agreement or any other written agreement of the Company entered into in connection with the transactions contemplated by the Operative Agreements and such failure shall continue unremedied for a period of thirty (30) days from the date on which the Company has knowledge of the failure or the Company shall have received written notice, identified as a "Notice of Indenture Default," from the Indenture Trustee (or from the Holders of not less than 25% of aggregate principal amount of outstanding Equipment Purchase Certificates) of such failure, provided, that in the event such failure is curable and so long as (but for no longer than 150 days after such 30-day period) the Company shall have promptly undertaken such cure after the earlier of such knowledge or notice thereof which undertaking shall be diligently and continuously pursued using the Company's reasonable best efforts, such failure shall not constitute an Event of Default; or

               (d) an order for relief shall be entered in respect of the Company by a court having jurisdiction in the premises in an involuntary case under the federal bankruptcy laws as now or hereafter in effect; or the Company shall consent to the appointment of a custodian, receiver, trustee or liquidator of itself or of a substantial part of its property; or the Company is not paying, or shall admit in writing its inability to pay, its debts generally as they come due or shall make a general assignment for the benefit of creditors; or the Company shall file, or the Board of Directors of the Company shall authorize the filing of, or grant one or more persons authority (at their discretion) to make a filing for, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company in any such proceeding; or the Company shall file, or the Board of Directors of the Company shall authorize the Company to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors; or

               (e) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a custodian, receiver, trustee, or liquidator of the Company or of any substantial part of its property, or sequestering any substantial part of the property of the Company or granting any other relief in respect of the Company under the federal bankruptcy laws or other insolvency laws, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed or unvacated for a period of sixty (60) days after the date of its entry; or

               (f) a petition against the Company in a proceeding under the federal bankruptcy law or other insolvency laws (as now or hereafter in effect) shall be filed and shall not be withdrawn or dismissed within sixty (60) days, or under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished or unterminated for a period of sixty
         (60) days; or

               (g) any representation or warranty made by the Company in this Indenture or in any other Operative Document shall at any time prove to have been incorrect at the time made in any respect material to the transactions contemplated by this Indenture and, if originally made by the Company in good faith, shall remain material and unremedied for a period of thirty (30) days after the Company shall have received written notice, identified as a "Notice of Indenture Default," of such misstatement from the Indenture Trustee or from the Holders of not less than 25% aggregate principal amount of outstanding Equipment Purchase Certificates.

               SECTION 6.02. Remedies with Respect to Indenture Estate. (i) Upon the occurrence of any Event of Default referred to in Section 6.01(d),
(e) or (f) hereof then and in every such case the entire unpaid principal amount of the Equipment Purchase Certificates together with all accrued interest and any other sums then owing by the Company hereunder shall immediately and without further act become due and payable without presentment, demand, protest or notice, all of which are hereby waived. Upon the occurrence of any other Event of Default and at any time thereafter so long as the same shall be continuing, the Indenture Trustee may on its own accord or at the direction of Holders of not less than 25% in aggregate principal amount of outstanding Equipment Purchase Certificates declare the entire unpaid principal amount of the Equipment Purchase Certificates together with all accrued interest and any other sums (not including any Make-Whole Premium) then owing by the Company hereunder to be forthwith due and payable. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, the Indenture Trustee may, and upon the written instructions of a Majority in Interest of Certificate Holders, the Indenture Trustee shall, do one or more of the following:

               (a) cause the Company, upon the written demand of the Indenture Trustee, at the Company's expense, to deliver promptly, and the Company shall deliver promptly, all or such part of the Airframe or any Engine (together with all records, logs, manuals, data, and inspection, modification and overhaul records and other documents maintained with respect thereto or pertaining thereto) as the Indenture Trustee may so demand to the Indenture Trustee or its order, or the Indenture Trustee, at its option, may enter upon the premises where all or any part of the Airframe or any Engine (or any such records, logs, manuals, data, or inspection, modification or overhaul records or other documents) are located and take immediate possession (to the exclusion of the Company and all Persons claiming under or through the Company) of and remove the same together with any engine which is not an Engine but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party of such engine, provided, that any such engine shall be held for the account of any such owner, lessor, lienor or secured party or, if owned by the Company, may at the option of the Indenture Trustee, be exchanged with the Company for an Engine in accordance with the provisions of Section 4.05(d) hereof by summary proceedings or otherwise, all without liability accruing to the Indenture Trustee for or by reason of such entry or taking of possession or removal, whether for the restoration of damage to property caused by such taking or otherwise;

               (b) sell all or any part of the Airframe and any Engine and any other part of the Indenture Estate at public or private sale, whether or not the Indenture Trustee shall at the time have possession thereof, as the Indenture Trustee may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle all or any part of the Airframe or such Engine or any other part of the Indenture Estate as the Indenture Trustee, in its sole discretion, may determine, all free and clear of any rights or claims of whatsoever kind of the Company; or

               (c) exercise any or all of the rights and powers and pursue any and all remedies of a secured party under the Uniform Commercial Code of the State of New York (whether or not in effect in the jurisdiction in which enforcement is sought).

               Upon every taking of possession of any part of the Indenture Estate under this Section 6.02, the Indenture Trustee may, from time to time, at the expense of the Company or the Indenture Estate, make all such expenditures for maintenance, insurance, repairs, replacements, alterations, additions and improvements to and of any of the Indenture Estate, as it may deem proper in each such case, the Indenture Trustee shall have the right to maintain, use, operate, store, lease, control or manage all or any part of the Indenture Estate and to exercise all rights and powers of the Company in relation to any part of the Indenture Estate in connection therewith, as the Indenture Trustee shall deem best, including the right to enter into any and all such agreements with respect to the maintenance, insurance, use, operation, storage, leasing, control, management or disposition of any and all of the Indenture Estate as the Indenture Trustee may determine; and the Indenture Trustee shall be entitled to collect and receive directly all tolls, rents, revenues, issues, income, products and profits of all or any part of the Indenture Estate, without prejudice, however, to the right of the Indenture Trustee under any provision of this Indenture to collect and receive all cash held by, or required to be deposited with, the Indenture Trustee hereunder. Such tolls, rents, revenues, issues, income, products and profits may be applied to pay the expenses of use, operation, storage, leasing, control, management or disposition of all or any part of the Indenture Estate, and of all maintenance, repairs, replacements, alterations additions and improvements, and to make all payments which the Indenture Trustee may be required or may elect to make, if any, for taxes, assessments, insurance or other proper charges upon any or all of the Indenture Estate (including the employment of engineers and accountants to examine, inspect and make reports upon the properties and books and records of the Company), and all other payments which the Indenture Trustee may be required or authorized to make under any provision of this Indenture, as well as just and reasonable compensation for the services of the Indenture Trustee, and of all Persons properly engaged and employed by the Indenture Trustee.

               In addition, the Company shall be liable for all legal fees and other costs and expenses incurred by reason of the occurrence of any Event of Default or the exercise of the Indenture Trustee's remedies with respect thereto, including all costs and expenses incurred in connection with the retaking or return of the Airframe or any Engine (or any records, logs, manuals, data, or inspection, modification, or overhaul records or other documents maintained with respect thereto or pertaining thereto) in accordance with the terms hereof and under the Uniform Commercial Code of the State of New York, which amounts shall, until paid, be secured by the Lien of this Indenture.

               If an Event of Default shall have occurred and be continuing and the Equipment Purchase Certificates shall have been accelerated pursuant to this Section 6.02(i), at the request of the Indenture Trustee, the Company shall promptly execute and deliver to the Indenture Trustee such instruments of title and other documents as the Indenture Trustee may deem necessary or advisable to enable the Indenture Trustee or an agent or representative designated by the Indenture Trustee, at such time or times and place or places as the Indenture Trustee may specify, to obtain possession of any or all of the Indenture Estate to which the Indenture Trustee shall at the time be entitled hereunder. If the Company shall for any reason fail to execute and deliver such instruments and documents after such request by the Indenture Trustee, the Indenture Trustee may obtain a judgment conferring on the Indenture Trustee the right to immediate possession and requiring the Company to execute and deliver such instruments and documents to the Indenture Trustee, to the entry of which judgment the Company hereby specifically consents to the fullest extent it may lawfully do so.

               Nothing in the foregoing shall affect the right of each Holder to receive all payments of principal of, and interest on, the Equipment Purchase Certificate or Certificates held by such Holder and all other amounts owing to such Holder as and when the same may be due.

         (ii) The Indenture Trustee shall give the Company at least 30 days prior notice of any public sale or of the date on or after which any private sale will be held, which notice the Company hereby agrees is reasonable notice.

        (iii) At any time after the Indenture Trustee has declared the unpaid principal amount of all Equipment Purchase Certificates then outstanding to be due and payable and prior to the sale of any part of the Indenture Estate pursuant to this Article 6, a Majority in Interest of Certificate Holders, by written notice to the Company and the Indenture Trustee, may rescind and annul such declaration and its consequences if: (i) there has been paid to or deposited with the Indenture Trustee an amount sufficient to pay all overdue installments of interest on the Equipment Purchase Certificates, and the principal of and any Make-Whole Premium on any Equipment Purchase Certificates that have become due otherwise than by such declaration of acceleration, and (ii) all other Events of Default, other than nonpayment of principal or interest on the Equipment Purchase Certificates that have become due solely because of such acceleration, have been cured or waived.

         (iv) A Majority in Interest of Certificate Holders may on behalf of all Holders waive any past default hereunder and its consequences, except a default: (i) in the payment of the principal of, Make-Whole Premium, if any, or interest on any Equipment Purchase Certificate, or (ii) in respect of a covenant or provision hereof which under Section 10.01(b) hereof cannot be modified or amended without the consent of each Holder affected thereby. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

               (v) Each and every right, power and remedy herein specifically given to the Indenture Trustee or otherwise in the Indentures shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Indenture Trustee, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Indenture Trustee in the exercise of any right, remedy or power or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Company or to be an acquiescence therein.

             (vi) In case the Indenture Trustee shall have instituted any proceeding to enforce any right, power or remedy under this Indenture by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Indenture Trustee, then and in every such case the Company and the Indenture Trustee shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder with respect to the Indenture Estate, and all rights, remedies and powers of the Indenture Trustee shall continue, as if no such proceedings had been undertaken (but otherwise without prejudice).

                                   ARTICLE 7

                        DUTIES OF THE INDENTURE TRUSTEE

               SECTION 7.01. Action Upon Event of Default. If any payments of the principal of, or interest on, the Equipment Purchase Certificates due and payable on any Payment Date, or when otherwise due and payable, shall not have been paid in full on such Payment Date or such other date, the Indenture Trustee shall give telephonic notice within one Business Day (followed by prompt written notice) to the Company and each Holder specifying the amount and nature of such deficiency in payment; provided that any failure to give such notice to the Company under this Section 7.01 shall not relieve the Company of its obligation to make such payment. If a Responsible Officer of the Indenture Trustee shall have actual knowledge of an Event of Default or an event or condition which after notice or lapse of time, or both, would become an Event of Default (other than as provided in the preceding sentence), the Indenture Trustee shall give prompt written notice within 5 Business Days of receiving such knowledge, to the Company and each Holder; provided, however, that the failure of the Indenture Trustee to give any such notice shall not in any way affect the validity of any action taken by the Indenture Trustee or any Holder pursuant to the exercise of any of the remedies provided in Article 6 hereof, except that the foregoing proviso shall not reduce the time provided for any action or otherwise impair any right granted the Company under this Indenture. Subject to the terms of Sections 6.02 and 7.03 hereof, the Indenture Trustee shall take such action, or refrain from taking such action, with respect to such Event of Default as the Indenture Trustee shall be instructed in writing by a Majority in Interest of Certificate Holders. If the Indenture Trustee shall not have received instructions as above provided within twenty (20) Business Days after giving notice of such Event of Default to the Holders, the Indenture Trustee may, subject to instructions later received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default as it shall determine advisable in the best interests of the Holders, and shall use the same degree of care and skill in connection therewith as a prudent Person would use under the circumstances in the conduct of its own affairs. The Indenture Trustee shall promptly provide each Holder with a copy of any notice it received from the Company to the extent such Holder has not otherwise received such notice from the Company.

               SECTION 7.02. No Duties Except as Specified. (a) Generally. The Indenture Trustee shall not have any duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other part of the Indenture Estate or otherwise to take or refrain from taking any action under or in connection with this Indenture, except as expressly provided by the terms of this Indenture or as expressly provided in written instructions received pursuant to the terms of Section 7.01 or 7.04 hereof. No implied duties or obligations shall be read into this Indenture against the Indenture Trustee.

               (b) Specific Duties. Notwithstanding the provisions of paragraph (a) of this Section 7.02, the Indenture Trustee agrees that (i) it will, in its individual capacity and at its own cost and expense, promptly take such action as may be necessary to discharge duly any Liens on any part of the Indenture Estate or on any properties of the Company assigned, pledged or mortgaged as part of the Indenture Estate, which result from claims against the Indenture Trustee not related to the Lien and security interest created under this Indenture on the Indenture Estate or to the administration of the Indenture Estate or to any other transaction pursuant to this Indenture or any document included in the Indenture Estate, (ii) so long as this Indenture is in effect, it will, with respect to specific actions to be taken and subject to Section 7.04 hereof, cooperate with the Company in connection with the recording, filing, re-recording and refiling of the Indenture and any supplements to any of them, and any financing statement or other documents as is necessary to maintain the perfection hereof or otherwise to protect the security interests created hereby and (iii) it will furnish the notices and other instruments referred to in the last sentence of Section 8.02 hereof.
The Indenture Trustee shall not discriminate as between Holders.

               SECTION 7.03. No Action Except Under Indenture or Instructions. The Indenture Trustee agrees that it will not manage, control, use, sell, dispose of or otherwise deal with the Aircraft or any other property constituting part of the Indenture Estate except (i) in accordance with the powers granted to, or the authority conferred upon, the Indenture Trustee pursuant to this Indenture or (ii) in accordance with the express terms of this Indenture or with written instructions pursuant to Section 6.02,
7.01 or 7.04 hereof.

               SECTION 7.04. Action Upon Instructions Generally. Subject to the terms of Sections 6.02, 7.01 and 7.05 hereof and except as otherwise provided herein, upon the written instructions at any time and from time to time of a Majority in Interest of Certificate Holders, the Indenture Trustee shall take such of the following actions as may be specified in such instructions or this Indenture: (i) give such notice or direction or consent or exercise such right, remedy or power under this Indenture or in respect of any part or all of the Indenture Estate as shall be specified in such instructions; and (ii) take such other action as shall be specified in such instructions, it being understood that without the written instructions of a Majority in Interest of Certificate Holders, the Indenture Trustee will not approve any such matter as satisfactory to the Indenture Trustee. The Indenture Trustee will execute and the Company will file or cause to be filed such continuation statements with respect to financing statements relating to the security interest created under this Indenture in the Indenture Estate as may be specified from time to time in written instructions of the Company or a Majority in Interest of Certificate Holders (which instructions may, by their terms, be operative only at a future date and which shall be accompanied by the form of such continuation statement so to be filed). The Indenture
Trustee shall forthwith notify all of the Holders of any direction received pursuant to this Section 7.04 by a Majority in Interest of Certificate Holders.

               SECTION 7.05. Indemnification. (a) With Respect to Actions Hereunder. The Indenture Trustee shall not be required to take any action or refrain from taking any action requested by the Holders under Sections 7.01 (other than the first two sentences of Section 7.01), 7.04 or Article 6 hereof if it shall have reasonable grounds for believing that repayment of any funds expended by it or adequate indemnification against risks incurred in connection therewith is not reasonably assured to it. The Indenture Trustee shall not be required to take any action pursuant to Section 7.01 or 7.04 or
Article 6 hereof, nor shall any other provision of this Indenture be deemed to impose a duty on the Indenture Trustee to take any action, if the Indenture Trustee shall have been advised by counsel that such action is contrary to the terms hereof or is otherwise contrary to law. Each Holder may, but shall not be required to, participate in any indemnification of the Indenture Trustee given pursuant to this Section 7.05. Each Holder so participating shall be entitled to reimbursement from the Company for such participation.

               (b) With Respect to Claims.  (i)  For the purposes of this
Section 7.05(b), "Claims" shall mean any and all costs, liabilities (including strict or absolute liability without fault in tort or otherwise), losses, damages, penalties, actions or suits or claims which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, and, except as otherwise expressly provided in this Section 7.05(b), shall include all reasonable out-of-pocket costs, disbursements and expenses (including legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith.

               (ii) For the purposes of this Section 7.05(b), "Indemnified Person" means the Indenture Estate, the Indenture Trustee both in its individual capacity and as trustee and each of its successors, permitted transferees or assigns permitted under the terms hereof, provided that as a condition of any obligations of the Company to pay any indemnity or perform any action under this Section 7.05(b) with respect to any Persons who are not signatories hereto, such Persons shall expressly agree in writing to be bound by all the terms of this Section 7.05(b).

                (iii) Subject to the exclusions stated in Section 7.05(b)(iv) hereof the Company agrees to indemnify, defend and hold harmless each Indemnified Person on an After-Tax Basis against Claims resulting from or arising out of:

         (A) the operation, possession, use, maintenance, overhaul, testing, registration, re-registration, modification, alteration or lease of the Aircraft, Airframe or Engine, or any engine used in connection with the Airframe, or any part thereof by the Company, any lessee or any other Person whatsoever, whether or not such operation, possession, use, maintenance, overhaul, testing, registration, re-registration, non-use, modification, alteration or lease is in compliance with the terms of this Indenture;

         (B) the manufacture, design, purchase, acceptance, rejection, delivery, or condition of the Aircraft or any Engine, including, without limitation, latent and other defects, whether or not discoverable, and claims relating to patent, trademark or copyright infringement; and

         (C) any breach of or failure to perform or observe, or any other non-compliance with, any covenant or agreement to be performed, or other obligation of the Company under any of the Operative Agreements, or the falsity of any representation or warranty of the Company in any of the Operative Agreements.

               (iv) The following are excluded from the Company's agreement to indemnify under this Section 7.05(b):

         (A) Claims which are taxes whether or not covered pursuant to the indemnity set forth in Section 8.05 hereof;

         (B)  Claims which are covered pursuant to Section 8.05 hereof;

         (C) With respect to any particular Indemnified Person, Claims attributable to the gross negligence or willful misconduct of, or to the breach of any contractual obligation by, or the falsity or inaccuracy of any representation or warranty of, such Indemnified Person; and

         (D) Claims attributable to acts or events occurring any period subsequent to termination of this Indenture.

               (v) In the case of any Claim indemnified by the Company hereunder which is covered by a policy of insurance maintained by the Company pursuant to Section 4.06 hereof or otherwise, it shall be a condition of such indemnity with respect to any particular Indemnified Person that such Indemnified Person shall use reasonable efforts to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may reasonably be required to retain the benefits of such insurance with respect to such Claim.

               (vi) An Indemnified Person shall promptly notify the Company of any Claim as to which indemnification is sought. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right to investigate, and the right in its sole discretion to defend or compromise any Claim for which indemnification is sought under this
Section 7.05(b), and the Indemnified Person shall cooperate with all reasonable requests of the Company in connection therewith. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless the fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirement of any policy of insurance applicable to a Claim, an Indemnified Person may participate at its own expense in any judicial proceeding controlled by the Company or its insurers pursuant to the preceding provisions, provided that such party's participation does not, in the opinion of the independent counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Section 7.05(b).

               (vii) To the extent that a Claim indemnified by the Company under this Section 7.05(b) is in fact paid by the Company and/or an insurer under a policy of insurance maintained by the Company, the Company and/or such insurer as the case may be shall be subrogated to the extent of such payment to the rights and remedies of the Indemnified Person on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Should an Indemnified Person receive any refund, in whole or in part, with respect to any Claim paid by the Company hereunder, it shall, so long as no Event of Default or Payment Default shall have occurred and be continuing, promptly pay over the amount refunded, together with any interest received with respect to such amount for the period between the indemnification payment and the receipt of such refund, to the Company, but in no event more than the amount theretofore received by such Indemnified Person from the Company and its insurers in respect of such Claim.

               (viii) The general indemnification provisions of this Section 7.05(b) are not intended to waive or supersede any specific provisions of, or any rights or remedies of the Company under, this Indenture or any other Operative Agreement to the extent such provisions apply to any Claim. The Company does not guarantee and nothing in the general indemnification provisions of this Section 7.05(b) shall be construed as a guarantee by the Company with respect to the value of the Aircraft or any part thereof.

               (c)   Survival of Indemnity.  The indemnity contained in this
Section 7.05 shall survive the Delivery Date and the expiration or termination of this Indenture but only with respect to Claims arising out of events occurring prior to such expiration or termination.

               SECTION 7.06. Withholding Taxes. The Indenture Trustee, as agent for the Company, shall exclude and withhold from each payment of principal, Make-Whole Premium, if any, and interest and other amounts due hereunder or under the Equipment Purchase Certificates any and all withholding taxes applicable thereto as required by law. The Indenture Trustee agrees to act as such withholding agent and, in connection therewith, whenever any present or future taxes or similar charges are required to be withheld with respect to any amounts payable in respect of the Equipment Purchase Certificates, it will withhold such amounts and timely pay the same to the appropriate authority in the name of and on behalf of the Holders, it will file any necessary withholding tax returns or statements when due, and that, as promptly as possible after the payment thereof, it will deliver to each Holder, appropriate documentation showing the payment thereof, together with such additional documentary evidence as such Holder may reasonably request from time to time. The Indenture Trustee agrees to file any other information reports as it may be required to file under United States law.


                                   ARTICLE 8

                             THE INDENTURE TRUSTEE

               SECTION 8.01. Acceptance of Trusts and Duties. The Indenture Trustee accepts the trusts and duties hereby created and applicable to it and agrees to perform the same but only upon the terms of this Indenture, and agrees to receive and disburse all monies constituting part of the Indenture Estate in accordance with the terms hereof. The Indenture Trustee shall not be answerable or accountable under any circumstances, except for ordinary negligence in the receipt or disbursement of money, for its obligations specified in Section 7.02(b) hereof and the last sentence of Section 8.02 hereof and except for its own willful misconduct or gross negligence (except as otherwise provided with respect to liabilities that may result from the inaccuracy of any of its representations or warranties in its individual capacity or as Indenture Trustee, set forth in this Indenture). Unless otherwise expressly provided in this Indenture, the Indenture Trustee shall have no obligation to advance its individual funds for any purpose and shall have no obligation to distribute to the Holders, the Company or any third party any amounts to be paid to the Indenture Trustee until such amounts are collected by the Indenture Trustee.

               SECTION 8.02. Absence of Certain Duties. Except in accordance with written instructions to the Indenture Trustee furnished pursuant to Sections 6.02, 7.01 and 7.04 and except as provided in, and without limiting the generality of, Section 7.02 hereof, the Indenture Trustee shall have no duty (i) to see to any registration of the Aircraft or any recording or filing of this Indenture or any other document, or to see to the maintenance of any such registration, recording or filing, (ii) to see to any insurance on the Aircraft or to effect or maintain any such insurance, whether or not the Company shall be in default with respect to effecting or maintaining such insurance, (iii) to see to the payment or discharge of any tax, assessment or other governmental charge or any Lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Indenture Estate except as expressly provided in Section 7.02(b)(i) hereof, (iv) to confirm, verify or inquire into the failure to receive any financial statements of the Company, or (v) to inspect the Aircraft at any time or ascertain or inquire as to the performance or observance of any of the Company's covenants under this Indenture with respect to the Aircraft. Notwithstanding the foregoing, the Indenture Trustee will furnish to each Holder promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Indenture Trustee, to the extent that the same shall not have been otherwise furnished to such Holder pursuant to this Indenture or to the extent the Indenture Trustee does not reasonably believe that the same shall have been furnished by the Company directly to such Holder.

               SECTION 8.03. Representations, Warranties and Agreements of Indenture Trustee.

               The Indenture Trustee, in its individual capacity, represents, warrants and agrees that:

               (a) Organization; Authority; Legal and Binding Obligations. The Indenture Trustee in its individual capacity is a national banking association duly organized, validly existing and in good standing under the laws of the United States, is a "citizen of the United States" within the meaning of Section 40102(a)(15) of Title 49 of the United States Code formerly
Section 101(16) of the Act and will resign as Indenture Trustee promptly after it obtains actual knowledge that it has ceased to be such a citizen, has the full corporate power and authority and legal right under the laws of the State of ____________ and the laws of the United States pertaining to its banking, trust and fiduciary powers to execute, deliver and perform this Indenture, that this Indenture has been duly authorized, executed and delivered by it and assuming due authorization, execution and delivery by the other party hereto, constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other laws of general application to or affecting the enforcement of creditors' rights generally, and that the execution, delivery and performance by the Indenture Trustee of this Indenture is not in violation of its articles of association or by-laws or of any indenture, mortgage, contract or other agreement to which the Indenture Trustee is a party or by which it is bound or of any order or judgment applicable to the Indenture Trustee or any applicable law of the United States or the laws of the State of __________ governing the trust powers of the Indenture Trustee and by which it or its assets or property are bound.

               NOTWITHSTANDING THE FOREGOING, THE INDENTURE TRUSTEE DOES NOT MAKE NOR SHALL BE DEEMED TO HAVE MADE AND HEREBY EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, COMPLIANCE WITH SPECIFICATIONS, WORKMANSHIP, CONDITION, DESIGN, QUALITY, DURABILITY, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY ENGINE, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENTS OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT OR ANY OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT, AIRFRAME OR ANY ENGINE WHATSOEVER.

               (b) Securities Representations. The Indenture Trustee, in its individual capacity, represents that neither the Indenture Trustee nor anyone authorized by it to act on its behalf has directly or indirectly offered (i) any interest in the Indenture Estate for sale to, or solicited any offer to acquire any of the same from, anyone other than the Banks or (ii) any Equipment Purchase Certificate or any similar security for sale to, or solicited any offer to acquire any of the same from, anyone.

               (c) Lien; Indemnity. The Indenture Trustee shall not directly or indirectly create, incur, assume or suffer to exist any Liens described in Section 7.02(b)(i) hereof with respect to the Aircraft, any interest therein, or any other portion of the Indenture Estate, and that it will promptly cause any such Lien to be discharged at its own expense. The Indenture Trustee in its individual capacity shall indemnify, protect, save and keep harmless the Company and each Holder from and against any reduction in the amount payable out of the Indenture Estate to such Holder, or any other loss, cost or expense (including legal fees and expenses) incurred by such Holder or the Company as a result of the imposition or enforcement of such Lien.

               SECTION 8.04. Reliance; Agents; Advice of Experts. The Indenture Trustee shall incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties.

               The Indenture Trustee may accept a copy of a resolution of the Board of Directors of the Company or any Holder or any committee of said Board, certified by the Secretary or an Assistant Secretary of said party as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by said Board or committee and that the same is in full force and effect. As to any fact or matter relating to the Company the manner of ascertainment of which is not specifically described in this Indenture, the Indenture Trustee may for all purposes of this Indenture rely on a certificate, signed by the President or by a Vice President signing with the Treasurer or any Assistant Treasurer or the Secretary or an Assistant Secretary of the Company as to such fact or matter, and such certificate shall constitute full protection to the Indenture Trustee for any action taken or omitted to be taken by it in good faith in reliance on such certificate.

               The Indenture Trustee shall furnish to the Company upon request such information and copies of such documents as the Indenture Trustee may have and as are necessary for the Company to perform its duties under Article 2 hereof. In the administration of the trust under this Indenture the Indenture Trustee may execute any trust or power of this Indenture and perform its powers and duties directly or through agents or attorneys and may, at the expense of the Company, consult with counsel, accountants and other skilled Persons to be selected and retained by it, and the Indenture Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled Person (so long as the Indenture Trustee shall have exercised reasonable care and judgment in selecting such Persons).

               SECTION 8.05. Compensation and Expenses of Indenture Trustee. The Company agrees, to the extent the Indenture Trustee was not reimbursed under Section 7.05 hereof, to pay upon written demand the reasonable and customary fees and reasonable out-of-pocket costs and expenses (including legal fees and expenses) of the Indenture Trustee in the performance of its responsibilities hereunder (including in connection with the execution and delivery of the Transfer Agreement) and agrees to indemnify the Indenture Trustee against any taxes imposed upon it relating thereto (other than taxes, fees or charges based on or measured by any fees or compensation received by the Indenture Trustee for services rendered in connection with the transactions contemplated hereby). The Indenture Trustee agrees that it shall have no right against the Holders or the Indenture Estate for any fee as compensation for its services hereunder. The provisions of this Section 8.05 with respect to costs and expenses shall survive the termination of this Indenture.

               SECTION 8.06.  Moneys Held by Indenture Trustee.  Subject to
Section 5.04 hereof, all moneys received by the Indenture Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Subject to Section
5.04 hereof, neither the Indenture Trustee nor any agent of the Indenture Trustee shall be under any liability for interest on any moneys received by it hereunder.

               SECTION 8.07. Capacity in Which Acting. The Indenture Trustee acts hereunder not in its individual capacity but solely as trustee except as otherwise expressly provided herein and in the other Operative Agreements.


                                   ARTICLE 9

                          SUCCESSOR INDENTURE TRUSTEE

               SECTION 9.01. Resignation or Removal; Appointment of Successor. (a) Resignation and Removal. The Indenture Trustee or any successor to it must resign if at any time it ceases to be a Citizen of the United States and may resign at any time without cause by giving at least 30 days prior written notice to the Company, and each Holder, such resignation to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, a Majority in Interest of Certificate Holders may at any time remove the Indenture Trustee without cause by an instrument in writing delivered to the Indenture Trustee and the Company and the Company shall promptly notify each Holder of such action in writing, such removal to be effective upon the acceptance of the trusteeship by a successor Indenture Trustee. In addition, the Company may, without the consent of any Holder unless an Event of Default shall have occurred and be continuing, remove the Indenture Trustee (i) if the Indenture Trustee fails to comply with Section 9.01(c) hereof, (ii) if the Indenture Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver or liquidator of the Indenture Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Indenture Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation.

               In the case of the resignation or removal of the Indenture Trustee, the Company shall promptly appoint a successor Indenture Trustee; provided that, a Majority in Interest of Certificate Holders may appoint after such resignation or removal, a successor Indenture Trustee which may be other than the successor Indenture Trustee appointed by the Company and such successor Indenture Trustee appointed by the Company shall be superseded by the successor Indenture Trustee appointed by a Majority in Interest of Certificate Holders. If a successor Indenture Trustee shall not have been appointed within 30 days after such notice of resignation or removal, the Indenture Trustee, the Company or any Holder may apply to any ,court of competent jurisdiction to appoint a successor Indenture Trustee to act until such time, if any, as a successor shall have been appointed as above provided. The successor Indenture Trustee so appointed by such court shall immediately and without further act be superseded by any successor Indenture Trustee appointed from the date of the appointment by such court.

               (b) Acceptance of Appointment. Any successor Indenture Trustee, however appointed, shall execute and deliver to the Company and to the predecessor Indenture Trustee an instrument accepting such appointment, and, without further act, such successor Indenture Trustee shall become vested with all the estates, properties, rights, powers and duties of the predecessor Indenture Trustee under this Indenture in the trusts applicable to it with like effect as if originally named Indenture Trustee; but, nevertheless, upon the written request of such successor Indenture Trustee, such predecessor
Indenture Trustee shall execute and deliver an instrument transferring to such successor Indenture Trustee all the estates, properties, rights and powers of such predecessor Indenture Trustee, and such predecessor Indenture Trustee shall duly assign, transfer, deliver and pay over to such successor Indenture Trustee all moneys or other property then held by such predecessor Indenture Trustee under this Indenture.

               (c) Qualification of Successor. Any successor Indenture Trustee, however appointed, shall be a Citizen of the United States and shall be a bank or trust company having its principal place of business in the United States of America and having a combined capital and surplus of at least $100,000,000 if there be such an institution willing, able and legally qualified to perform the duties of Indenture Trustee under this Indenture upon reasonable or customary terms.

               (d) Merger. Any corporation into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any corporation to which substantially all the business of the Indenture Trustee may be transferred, shall, subject to the terms of Section 9.01(c) hereof, be the Indenture Trustee under this Indenture without further act.

               (e) Notice Period. The notice period specified in Section 9.01(a) hereof shall be reduced as necessary so that any resignation of the Indenture Trustee or any successor Indenture Trustee shall be effective prior to the date such Indenture Trustee no longer qualifies, or is expected no longer to qualify, as a Citizen of the United States.

               SECTION 9.02. Appointment of Separate Trustees. (a) At any time or times, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Indenture Estate may at the time be located or in which any action of the Indenture Trustee may be required to be performed or taken, the Indenture Trustee, by an instrument in writing signed by it, may appoint one or more individuals or corporations to act as a separate trustee or separate trustees or co-trustee, acting jointly with the Indenture Trustee, of all or any part of the Indenture Estate to the full extent that local law makes it necessary for such separate trustee or separate trustees or co-trustee acting jointly with the Indenture Trustee to act.

               (b) The Indenture Trustee and, at the request of the Indenture Trustee, the Company, shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any separate trustee or separate trustees or co-trustee for the purpose of more fully confirming such title, rights or duties to such separate trustee or separate trustees or co-trustee. Upon the acceptance in writing of such appointment by any such separate trustee or separate trustees or co-trustee, it, he or they shall be vested with such title to the Indenture Estate or any part of it and with such rights and duties, as shall be specified in the instrument of appointment, jointly with the Indenture Trustee (except insofar as local law makes it necessary for any such separate trustee or separate trustees to act alone) subject to all the terms of this Indenture. Any separate trustee or separate trustees or co-trustee may, at any time by an instrument in writing, constitute the Indenture Trustee its or his attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its or his behalf and in its or his name. In case any such separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, the title to the Indenture Estate and all rights and duties of such separate trustee or co-trustee shall, so far as permitted by law, vest in and be exercised by the Indenture Trustee, without the appointment of a successor to such separate trustee or co-trustee.

               (c) Every separate trustee and co-trustee hereunder shall, to the extent permitted by law, be appointed and act, and the Indenture Trustee shall act, subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Indenture Trustee in respect of the receipt, custody, payment of moneys or the investment of moneys, shall be exercised solely by the Indenture Trustee;

             (ii) to the extent specified in the instrument of appointment, all other rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Estate in any such jurisdiction) shall be exercised and performed by such additional trustee or separate trustee;

            (iii) no power hereby given to, or exercisable as provided herein by, any such additional trustee or separate trustee shall be exercised hereunder by such additional trustee or separate trustee except jointly with, or with the consent of, the Indenture Trustee; and

             (iv) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder.

               Any separate trustee or co-trustee may be removed by the Indenture Trustee at any time without cause.

               (d) All provisions of this Indenture which are for the benefit of the Indenture Trustee shall extend to and apply to each separate trustee or co-trustee appointed pursuant to this Section 9.02.


                                  ARTICLE 10

                          SUPPLEMENTS AND AMENDMENTS
                     TO THIS INDENTURE AND OTHER DOCUMENTS

               SECTION 10.01. Supplemental Indentures. (a) Supplemental Indentures Without Consent of Holders. The Company and the Indenture Trustee, at any time and from time to time, without notice to or the consent of the Holders, may enter into one or more indentures supplemental hereto for any of the following purposes:

               (i) to provide for the Indenture Amendment more fully described in Section 11.02 hereof;

             (ii) to correct or amplify the description of any property at any time subject to the Lien of this Indenture or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subject to the Lien of this Indenture or to subject to the Lien of this Indenture any Airframe or Engine or any airframe or engine substituted for any Airframe or Engine in accordance with the terms hereof; provided, however, that indenture supplements entered into for the purpose of subjecting to the Lien of this Indenture any Airframe or Engine or airframe or engine substituted for any Airframe or Engine in accordance with the terms hereof need only be executed by the Company; or

            (iii) to add to the covenants of the Company, for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

             (iv) to comply with any applicable requirements of the Trust Indenture Act of 1939, as from time to time amended or any other requirements of applicable law; or

               (v) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising hereunder so long as any such action does not adversely affect the interests of the Holders.

               (b) Supplemental Indentures With Consent of Majority. With the written consent of a Majority in Interest of Certificate Holders, the Company may, and the Indenture Trustee, subject to Section 10.02 hereof, shall, at any time and from time to time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights and obligations of the Holders and of the Company under this Indenture; provided, however, without the consent of each Holder affected thereby, no such supplemental indenture shall:

               (i) except as permitted under the Transfer Agreement, change the final maturity of the principal of any Equipment Purchase Certificate, or change the dates or amounts of payment of any installment of the principal of or any Make-Whole Premium or interest on any Equipment Purchase Certificate, or reduce the principal amount thereof or any Make-Whole Premium or interest thereon, or change to a location outside the United States the place of payment where, or the coin or currency in which, any Equipment Purchase Certificate or any Make-Whole Premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment of principal or any Make-Whole Premium or interest becomes due and payable; or

             (ii) create any Lien with respect to the Indenture Estate ranking prior to, or on a parity with, the security interest created by this Indenture, except Liens permitted under Section 4.01 hereof, or deprive any Holder of the benefit of the Lien on the Indenture Estate created by this Indenture; or

            (iii) reduce the percentage in principal amount of the Equipment Purchase Certificates, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture, or of certain defaults hereunder and their consequences) provided for in this Indenture or change the definition of the "Majority in Interest of Certificate Holders"; or

             (iv) modify any provisions of this Section 10.01(b), except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Equipment Purchase Certificate affected thereby.

               SECTION 10.02. Indenture Trustee Protected. If in the reasonable opinion of the Indenture Trustee any document required to be executed pursuant to the terms of Section 10.01 hereof adversely affects any right, duty, immunity or indemnity in favor of the Indenture Trustee under this Indenture, the Loan Agreement, or the Transfer Agreement, the Indenture Trustee may in its discretion decline to execute such document.

               SECTION 10.03. Requirement of Substance, Not Form. It shall not be necessary for any consent of the Holders under Section 10.01(b) hereof to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               SECTION 10.04. Documents Mailed to Holders. Promptly after the execution by the Indenture Trustee of any document entered into pursuant to this Article 10, the Indenture Trustee shall mail, by first-class mail, postage prepaid, a conformed copy thereof to each Holder at its address last known to the Indenture Trustee, but the failure of the Indenture Trustee to mail such conformed copies shall not impair or affect the validity of such document.


                                  ARTICLE 11

                           LEVERAGED LEASE FINANCING

               SECTION 11.01. Conversion to Leveraged Lease Financing. (a) The Lease. Subject to the provisions of this Article 11, the Company may arrange for a trustee (the "Owner Trustee"), acting on behalf of one or more investors with a net worth of at least $50,000,000 (the "Owner Participants"), to purchase the Aircraft from the Company and lease the Aircraft back to the Company pursuant to a "net" lease (the "Lease") which shall provide for the unconditional obligation of the Company to make payments of rent in amounts and at all times sufficient to pay the principal amount of, Make-Whole Premium (if any) and interest on the Equipment Purchase Certificates when due or to prepay such amounts as permitted hereunder and in any event sufficient to pay or prepay, as permitted, the aggregate indebtedness incurred by the Equipment Purchase Certificates issued hereunder on or prior to the maturity thereof and otherwise shall provide for terms and conditions in all material respects no less favorable to the Lessor and the Holders than those set forth in the form of Lease attached hereto as Exhibit D. In connection therewith, the outstanding indebtedness evidenced by the Equipment Purchase Certificates issued hereunder may be assumed by such Owner Trustee on a non-recourse basis, such assumption to be evidenced by an amendment to this Indenture (the "Indenture Amendment") described in Section 11.02 hereof. Upon such assumption by the Owner Trustee, all of the Company's obligations under the Equipment Purchase Certificates shall be deemed to be obligations of the Owner Trustee, as if the Equipment Purchase Certificates had been executed by the Owner Trustee and authenticated and delivered by the Indenture Trustee pursuant to the Indenture.

               (b) Liens. In connection with the leveraged lease transaction the Company shall enter into an agreement with the Owner Participant and the Owner Trustee pursuant to which the Owner Participant and the Owner Trustee in its individual capacity shall, among other things, agree for the benefit of the Company, the Indenture Trustee and the Holders that they shall not directly or indirectly create, incur, assume or suffer to exist, any Lessor's Liens attributable to it (substantially as defined in the form of Lease attached hereto as Exhibit D) on the Aircraft or the Indenture Estate (as defined in the Indenture Amendment) or any interest therein and that they will promptly at their own expense cause any such Lien to be duly discharged and removed.

               (c) Payment of Accrued Interest. In the event the Company shall enter into the leveraged lease transactions contemplated by this Article 11 on a date (the "Lease Closing Date") which is not a Payment Date, the Company shall provide for payment of the interest accrued on the Equipment Purchase Certificates since the Payment Date next preceding the Lease Closing Date by (i) depositing an amount equal to such accrued interest with the Indenture Trustee, (ii) including such accrued interest in the first basic rent payment to be made under the Lease, or (iii) paying such accrued interest directly to the Indenture Trustee on the Payment Date next following the Lease Closing Date.

               SECTION 11.02. Indenture Amendment. Concurrently with the execution of the Lease by the parties thereto, the Indenture Trustee upon the request of the Company shall enter into an amendment to this Indenture (the "Indenture Amendment") on terms in all material respects no less favorable than those set forth in the form of Exhibit E hereto except for additions and changes agreed to by the Company and the Owner Trustee (A) which are agreed to by the Indenture Trustee in accordance with the terms of Article 10 hereof, (B) with respect to which the Indenture Trustee shall have received from independent counsel selected by the Indenture Trustee an opinion to the effect that such additions and changes do not in any material respect adversely affect the interests of the Holders as reflected in the form of Indenture Amendment set forth in Exhibit E hereto, and (C) with respect to which the Indenture Trustee shall have received letters from Moody's and S&P (or if either such corporation shall no longer perform the functions of a securities rating agency, any other nationally recognized rating agency designated by the Company) to the effect that such additions and changes will not result in a downgrading of the credit rating assigned to the Pass Through Certificates. Notwithstanding the above, this
Section 11.02 shall not be construed to permit additions or changes to the Indenture Amendment which pursuant to Section 10.01(b) hereof would require the consent of each Holder affected.

               In connection with any leveraged lease financing, the Company shall have the right to re-optimize the schedule of payments of principal of the Equipment Purchase Certificates set forth in each Equipment Purchase Certificate; provided, however, that no such re-optimization shall be permitted which would result in (i) the Equipment Purchase Certificates having a maturity beyond the stated maturity date of the Equipment Purchase Certificates from the date of original issue, after giving effect to said re-optimization, (ii) a change in the principal amount of any Equipment Purchase Certificates outstanding, and in addition, in connection with any such re-optimization the amount of principal payable on any Payment Date under each new Equipment Purchase Certificate issued to each Holder shall bear the same ratio to the aggregate principal payable on such Payment Date under all Equipment Purchase Certificates as the principal amount of the Equipment Purchase Certificates held by such Holder immediately prior to the date of re-optimization bears to the aggregate principal amount of the Equipment Purchase Certificates held by all the Holders immediately prior to any such re-optimization date, (iii) a change in the Debt Rate and (iv) a change in the average life of any Equipment Purchase Certificate of plus or minus one year.

               SECTION 11.03. The Lease. The Lease shall be substantially in the form of Exhibit D hereto, except for additions and changes agreed to by the Company and the Owner Trustee (A) which could be implemented as amendments to the Lease without the consent of the Indenture Trustee under the terms of
Article 10 of the form of Indenture Amendment annexed hereto as Exhibit E or as to which all the conditions for giving the consent of the Indenture Trustee under the terms of such Article 10 are met, or (B) with respect to which the Indenture Trustee shall have received an opinion from independent counsel selected by the Indenture Trustee to the effect that such additions and changes do not in any material respect adversely affect the interests of the Holders as reflected in the form of Lease set forth in Exhibit D hereto, or
(C) with respect to which the Indenture Trustee shall have received letters from Moody's and S&P (or if either such corporation shall no longer perform the functions of a securities rating agency, any other nationally recognized rating agency designated by the Company) to the effect that such additions and changes will not result in a downgrading of the credit rating assigned to the Pass Through Certificates.

               SECTION 11.04. Conditions Precedent. The obligation of the Indenture Trustee to enter into the Indenture Amendment shall be subject to the execution and delivery by the parties thereto of a Participation Agreement substantially in the form of Exhibit F, and the satisfaction in the reasonable opinion of the Indenture Trustee, of the conditions precedent therein contained.


                                  ARTICLE 12

                                 MISCELLANEOUS

               SECTION 12.01. Termination of Indenture. This Indenture and the trust created hereby shall terminate and this Indenture shall be of no further force or effect upon the payment in full of the principal amount of, any Make-Whole Premium and interest on all Equipment Purchase Certificates outstanding hereunder and all other sums payable to the Indenture Trustee and the Holders hereunder and under such Equipment Purchase Certificates and the other Operative Agreements.

               SECTION 12.02. No Legal Title in Indenture Estate. No Holder shall have legal title to any part of the Indenture Estate. No transfer, by operation of law or otherwise, of any Equipment Purchase Certificate or other right, title and interest of any Holder in and to the Indenture Estate or under this Indenture shall operate to terminate this Indenture or entitle any successor or transferee of such Holder to an accounting or to the transfer to it of legal title to any part of the Indenture Estate.

               SECTION 12.03. Sale of Collateral by Indenture Trustee. Any sale or other conveyance of the Aircraft by the Indenture Trustee made pursuant to the terms of this Indenture shall bind the Holders and shall be effective to transfer or convey all right, title and interest of the Indenture Trustee, the Company, and such Holders in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such sale or conveyance or as to the application of any sale or other proceeds by the Indenture Trustee.

               SECTION 12.04. Indenture for Benefit of Parties and Holders Only. Nothing in this Indenture shall be construed to give to any person other than the Company, the Indenture Trustee and the Holders and former Holders any legal or equitable right, remedy or claim under or in respect of this Indenture or any Equipment Purchase Certificate. Upon termination of this Indenture pursuant to Section 12.01 hereof, the Indenture Trustee in connection with satisfaction of the Indenture shall return to the Company all property (and related documents and instruments) constituting or evidencing the Indenture Estate.

               SECTION 12.05. Notices. (a) Unless otherwise expressly specified or permitted by the terms of this Indenture, all notices, requests, demands, authorizations, directions, consents, waivers or documents provided or permitted by the Indenture to be made, given, furnished or filed shall be in writing, mailed by certified mail, postage prepaid, return receipt requested or delivered by hand or by Federal Express or other delivery service of established reputation or by confirmed telex or facsimile addressed as follows:

               (i) if to the Indenture Trustee, sent to it at its office at ______________________________, Attention: Corporate Trust Department (Facsimile: (___) ________);

             (ii) if to the Company, sent to it at its office at 2007 Corporate Avenue, Memphis, Tennessee, 38132, Attention: Vice President and Treasurer (Facsimile: (901) 395-3910); and

            (iii) if to any Holder, at the address set forth for such Holder in the Register;

or to such other address as any such party shall advise the others of in writing for such purpose.

Any notice given pursuant to this Section shall be deemed given, and such requirement shall be deemed satisfied, when such notice is received, if such notice is mailed by certified mail, postage prepaid or is delivered by hand or Federal Express or other delivery service of established reputation, or is sent by confirmed telex, telecopy or facsimile (if, in the case of a facsimile, transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission), addressed as provided above.

               (b) Any party may change the address to which notices to such party will be sent by giving notice of such change to the other parties to this Indenture.

               SECTION 12.06. Severability. Any provision of this Indenture which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Indenture, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               SECTION 12.07.  Binding Effect.  All covenants and agreements contained in this Indenture shall be binding upon the Indenture Trustee and its successors and assigns, the Company and its successors and assigns, and
each Holder.   Any request, notice, direction, consent, waiver or other
instrument or action by any Holder shall bind the successors and assigns of such Holder.

               SECTION 12.08. Headings; Reference. The headings of the various articles and sections and in the Table of Contents are for convenience of reference only and shall not define or limit any of the terms or provisions of this Indenture.

               SECTION 12.09. Counterparts. This Indenture may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

               SECTION 12.10.  Governing Laws.  THIS INDENTURE
IS BEING DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               SECTION 12.11. No Oral Modifications. The terms and provisions of this Indenture may not be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and subject to Article 10 hereof.

               SECTION 12.12. Normal Commercial Relations. Notwithstanding anything contained in this Indenture to the contrary, the Company, the Indenture Trustee or any affiliate of either may enter into commercial banking or other financial transactions and conduct banking or other commercial relationships fully to the same extent as if this Indenture were not in effect, including, without limitation, the making of loans or other extensions of credit for any purpose whatsoever.

               SECTION 12.13. Section 1110 Compliance. Notwithstanding any provision herein or elsewhere contained to the contrary, it is understood and agreed among the parties hereto that the transactions contemplated by this Agreement and the other Operative Agreements are expressly intended to be, shall be and should be construed so as to be, entitled to the full benefits of
Section 1110 of the Bankruptcy Code and any successor provision thereof.


               IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed by their respective authorized officers, as of the day and year first above written.


                                       FEDERAL EXPRESS CORPORATION,
                                       Company



                                       By__________________________
                                         Name:  Charles Buchas
                                         Title: Vice President
                                                   and Treasurer




                                       ____________________________,
                                       Indenture Trustee



                                       By__________________________
                                         Name:
                                         Title:


                                  Schedule I

                                  DEFINITIONS


GENERAL PROVISIONS

               The following terms shall have the following meanings for all purposes of the Operative Agreements referred to below, unless otherwise defined in an Operative Agreement or the context thereof shall otherwise require. In the case of any conflict between the provisions of this Schedule and the provisions of any Operative Agreement, the provisions of such Operative Agreement shall control the construction of such Operative Agreement.

               Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as amended and supplemented from time to time, and (ii) references to parties to agreements shall be deemed to include the successors and permitted assigns of such parties.

DEFINED TERMS:

               Act; Federal Aviation Act. Title 49 of the United States Code (which, among other things, recodified the Federal Aviation Act of 1958, as amended to the time of such recodification), as amended and in effect, on the date of the Lease or as subsequently amended, or any successor or substituted legislation at the time in effect and applicable, and the regulations promulgated pursuant thereto.

               Additional Insureds. The Indenture Trustee and in the case of insurance obtained by any lessee of the Aircraft, the Company in its capacity as lessor under any lease of the Aircraft.

               Aeronautics Authority. As appropriate, the Federal Aviation Administration and/or the Administrator of the Federal Aviation
Administration, any successor to the former United States Civil Aeronautics Board, or any Person, governmental department, bureau, commission or agency succeeding to the functions of any of the foregoing.

               Affiliate. With respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person whether through the ownership or voting securities or by contract or otherwise.

               After-Tax Basis. A basis such that any payment received or deemed to have been received by a Person shall be supplemented by a further payment to such Person so that the sum of the two payments, after deduction of all Taxes resulting from the receipt or accrual of such payments, shall be equal to the payment received or deemed to have been received.

               Agent. ___________________ and its successors and permitted assigns, as Agent for the banks named in the Loan Agreement.

               Air Carrier. Any U.S. Air Carrier and any "foreign air carrier" (as defined in the Act) as to which there is in force a permit granted under Section 41302 of the Act (formerly Section 402 of the Federal Aviation Act of 1958, as amended to the time of recodification by the Act).

               Aircraft. The Airframe [to be sold by the Manufacturer to the Company pursuant to the Purchase Agreement](*) (or any permitted substitute Airframe) together with the two Engines (or any Replacement Engine) whether or not any of such initial or Replacement Engines may from time to time be installed on such Airframe or may be installed on any other airframe or on any other aircraft, including any aircraft substituted pursuant to Section 4.05(c) of the Indenture.

               Airframe. The [Manufacturer/Model] aircraft (excluding the Engines or engines from time to time installed thereon) having the United States FAA Registration Number and manufacturer's serial number specified in the Indenture Supplement, including (i) all Parts and (ii) any replacement airframe which may be substituted pursuant to Section 4.05(c) of the Indenture.

               Bankruptcy Code. The Federal Bankruptcy Code of 1978, as amended, and any successor thereto.

               Bankruptcy Default. An event specified in Section 6.01(d), (e) and (f) of the Indenture which with the giving of notice or lapse of time or both would constitute an Event of Default.


               [Bills of Sale. Collectively, the FAA Bill of Sale for the Aircraft and an additional full warranty bill of sale covering the Aircraft (and specifically referring to each Engine) executed by the Manufacturer in favor of the Company and dated the Delivery Date.](*)

               Business Day. (a) any day on which commercial banks are not authorized or required to close in New York City.

               Citizen of the United States. A citizen of the United States as defined in Section 40102(a)(15) of the Act (formerly Section 101(16) of the Federal Aviation Act of 1958, as amended to the time of recodification by the
Act), or any analogous part of any successor or substituted legislation or regulation at the time in effect.

               Code. Except as otherwise provided, references to the Code shall mean the Internal Revenue Code of 1986, as amended from time to time.

               Company. Federal Express Corporation, a Delaware corporation and its successors and permitted assigns.

               Consent and Agreement. The Consent and Agreement means the Consent and Agreement dated as of ____________, executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

               Corporate Trust Office. The corporate trust office of the Indenture Trustee located at _________________ or such other office at which the Indenture Trustee's corporate trust business shall be administered that the Indenture Trustee shall have specified by notice in writing to the Company and the Holders.

               Debt Rate.  __% per annum.

               Default. Any event or condition, which, with the lapse of time or the giving of notice, or both, would constitute an Event of Default.

               Delayed Delivery Notices. A certificate signed by a Responsible Officer of the Company (i) requesting that the Pass Through Trustee temporarily delay purchase of the Equipment Purchase Certificates to a date later than the Pass Through Closing Date, (ii) stating the amount of the purchase price of each such Equipment Purchase Certificate and the aggregate purchase price of all such Equipment Purchase Certificates and (iii) either
(1) setting or resetting the [Delivery](*) [Refunding](**) Date, or (2) indicating that such [Delivery](*) [Refunding](**) Date will be set by subsequent written notice not less than three Business Days prior to such new [Delivery](*) [Refunding](**) Date.

               [Delivery Date. The date on which the Aircraft is to be delivered and sold by the Manufacturer to the Company which date is also the date of the initial Indenture Supplement.](*)

               Engine. Each of the [Model] engines listed by its manufacturer's serial number in the initial Indenture Supplement, whether or not from time to time installed on the Airframe or installed on any other airframe or on any other aircraft, and any Replacement Engine which may from time to time be substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or 4.05(d) of the Indenture, together with all Parts to any such Engine. Except as otherwise provided, at such time as a Replacement Engine shall be so substituted and the Engine for which the substitution is made shall be released from the lien of the Indenture, such replaced Engine shall cease to be an "Engine" under the Indenture. The term "Engines" means, as of any date of determination, all Engines subject to the Lien of the Indenture.

               Engine Agreement. The General Terms Agreement dated _______________, between the Company and the Engine Manufacturer (as heretofore amended, modified and supplemented).

               Engine Consent and Agreement. The Engine Consent and Agreement dated ____________, executed by the Engine Manufacturer.

               Engine Manufacturer.  _____________________, a ______________
corporation.

               Equipment Purchase Certificates. The Equipment Purchase Certificates issued by the Company pursuant to the Indenture and any certificate issued in exchange therefor or replacement thereof pursuant to the Indenture.

               ERISA. The Employee Retirement Income Security Act of 1974, as amended.

               Estate Documents. The Purchase Agreement, the Consent and Agreement, the Engine Agreement and the Engine Consent and Agreement, in each case to the extent that the same relate to the Aircraft.

               Event of Default. Each of the events specified in Section 6.01 of the Indenture.

               Event of Loss. Any of the following events with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or its use (A) for a period in excess of 180 days due to theft or disappearance, or (B) for a period in excess of 60 days due to the destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use by the Company for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or constructive or compromised total loss; (iii) condemnation, confiscation or seizure of, or requisition of title to such property, by the Government, any foreign government or purported government or agency or instrumentality thereof, (iv) requisition of use of such property by the Government, a foreign government or instrumentality or agency thereof, or any purported government or instrumentality or agency thereof, for a period in excess of 180 days; and (v) as a result of any law, rule, regulation, order or other action by the Aeronautics Authority or other governmental body having jurisdiction, the use of the Aircraft or Airframe in the normal course of air transportation of cargo shall have been prohibited by virtue of a condition affecting all aircraft of the same type for a period of eighteen (18) consecutive months, unless the Company, prior to the expiration of such eighteen month period, shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Aircraft or Airframe or, in any event, if such use shall have been prohibited for a period of two (2) consecutive years, unless the Company, prior to the expiration of such two (2) year period shall have conformed at least one [Manufacturer/Model] aircraft (but not necessarily the Aircraft or the Airframe) to the requirements of any such law, rule, regulation, order, or other action and shall have commenced regular commercial use and shall be diligently carrying forward, on a non-discriminatory basis, all steps necessary or desirable to permit the normal use of the Aircraft by the Company. The date of such Event of Loss shall be the date of (i) loss of such property or its use for a period in excess of 180 days due to theft or disappearance, or loss for a period in excess of 60 days due to damage beyond economic repair or loss of use of the Airframe because of requisition for use for a period in excess of 180 days (or shorter period due to insurance settlement) (ii) an insurance settlement on the basis of total loss with respect to such property, (iii) condemnation, confiscation, seizure or requisition of title, or (iv) prohibition from usage for the periods described in clause (v) above. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if any Event of Loss occurs with respect to the Airframe.

               Fair Market Value. An amount determined on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller unaffiliated with such purchaser and under no compulsion to sell. In such determination it shall be assumed that the Aircraft is in the condition required under the Indenture.

               Federal Aviation Administration and FAA. The United States Federal Aviation Administration and any successor agency or agencies thereto.

               Government. The United States of America or an agency or instrumentality thereof.

               Holder. On any date of determination, the Person in whose name such Equipment Purchase Certificate is registered. In no event shall the term Holder include a holder of a Pass Through Certificate.

               Indemnified Person. Has the meaning set forth in Section 7.05(b)(ii) of the Indenture.

               Indenture. The Trust Indenture, Mortgage and Security Agreement, dated as of ___________, 199_, between the Company and the Indenture Trustee as amended, supplemented or modified by any amendment or supplement thereto from time to time entered into.

               Indenture Amendment.  Has the meaning set forth in Section
11.02 of the Indenture.

               Indenture Estate. Has the meaning set forth in the Granting Clause of the Indenture.

               Indenture Supplement. A supplement to the Indenture, substantially in the form of Exhibit A to the Indenture.

               Indenture Trustee.   ______, a national banking association,
not in its individual capacity, but solely in its capacity as Indenture Trustee under the Indenture and its successors and permitted assigns as trustee thereunder.

               Independent Investment Banker. An independent investment banking institution of national standing appointed by the Company that is independent in fact, does not have any direct financial interest, or any material indirect financial interest, in the Company or any Affiliate of the Company, and is not connected with the Company or any Affiliate of the Company as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that if the Indenture Trustee shall not have received written notice of such an appointment at least 10 days prior to the Prepayment Date or if an Event of Default shall have occurred and be continuing, "Independent Investment Banker" shall mean such an institution appointed by the Indenture Trustee.

               Lien. Any mortgage, pledge, lien, charge, encumbrance, lease or security interest.

               [Loan Agreement. The Loan Agreement dated as of _________, 199_ between the Company, the banks named therein and _______, as agent for such banks (as amended, modified, supplemented and in effect from time to time).](**)

               Majority in Interest of Certificate Holders. As of a particular date of determination, the Holders of more than 50% in aggregate unpaid principal amount of all Equipment Purchase Certificates outstanding as of such date excluding for purposes of this definition any Equipment Purchase Certificates held by the Company or any Affiliate thereof.

               Make-Whole Premium. With respect to each Equipment Purchase Certificate to be prepaid pursuant to Section 2.02(c) of the Indenture, an amount determined as of the day before the applicable prepayment date which an Independent Investment Banker determines to be equal to the excess, if any, of (i) the present values of all remaining scheduled payments of principal or portion thereof and interest thereon (excluding interest accrued from the immediately preceding Payment Date to such prepayment date) to the Maturity of such Equipment Purchase Certificate in accordance with generally accepted financial practices assuming a 360-day year consisting of twelve 30-day months at a discount rate equal to Treasury Yield, all as determined by the Independent Investment Banker over (ii) the unpaid principal amount of such Equipment Purchase Certificate.

               Manufacturer.  _________________, a ______________ corporation.

               Maturity. With respect to any Equipment Purchase Certificate, the date on which the final principal amount of such Equipment Purchase Certificate is payable.

               Moody's.  Moody's Investors Service, Inc.

               Obligations. Principal of and interest on the Equipment Purchase Certificates and all other amounts owing by the Company thereunder and under the Indenture in respect of the Equipment Purchase Certificates and under the other Operative Agreements and the performance and observance by the Company of all of the agreements, covenants and provisions contained in the Indenture in respect of the Equipment Purchase Certificates and in the other Operative Agreements.

               Obsolete Parts. Parts which the Company deems obsolete or no longer suitable or appropriate for use on the Airframe or any Engine.

               Operative Agreements. The Indenture, the Indenture Supplement, the Equipment Purchase Certificates, [the Bills of Sale,](*) the Pass Through Agreement, the Series Supplements, the Estate Documents and the Participation Agreement.

               [Original Equipment Purchase Certificates. The equipment purchase certificates issued on the Delivery Date.

               [Original Indenture. The Indenture, Mortgage and Security Agreement dated as of ________, 199_, between the Company and the Indenture Trustee which, together with the Indenture and Security Agreement Supplement No. 1 dated _________, attached thereto was recorded as one instrument by the FAA on ________ and assigned Conveyance Number ___.](**)

               Participation Agreement. The Participation Agreement to be entered into by the Company relating to the purchase of the Equipment Purchase Certificates by the Pass Through Trustee, substantially as set forth in Exhibit C to the Indenture.

               Parts. All appliances, parts, components, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine or prior to replacement thereof in accordance with the Indenture, which may be removed therefrom.

               Pass Through Agreement. The Pass Through Trust Agreement to be entered into by the Company and the Pass Through Trustee, as such Pass Through Agreement may be modified, supplemented or amended from time to time in accordance with the provisions thereof.

               Pass Through Certificates. Any of the Pass Through Certificates, as issued by the related Pass Through Trust; and "Pass Through Certificates" means all of the Pass Through Certificates issued by each of the Pass Through Trusts.

               Pass Through Closing Date. The Business Day on which the sale of the Pass Through Certificates to the Underwriters pursuant to the Underwriting Agreement takes place.

               Pass Through Trust. The Federal Express Pass Through Trust formed pursuant to the related Series Supplement in accordance with the Pass Through Agreement.

               Pass Through Trustee. __________________, a national banking association, in its capacity as Pass Through Trustee under the Pass Through Agreement and each Pass Through Trust, and its successors and assigns as Pass Through Trustee thereunder.

               Payment Date.  Each six-month anniversary of the Refunding
Date.


               Payment Default. Any event specified in Section 6.01(a) of the Indenture which with the giving of notice or lapse of time or both would constitute an Event of Default.

               Permitted Investments. Investment in (i) direct obligations of the United States of America; (ii) obligations fully guaranteed by the United States; (iii) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of its States (which may include the Indenture Trustee, in its individual capacity, and any of its Affiliates), having a combined capital and surplus of at least $500,000,000 and having a rating of "B" or better from the Thomson Bank Watch; or (iv) commercial paper rated at least A-1/P-1 by S&P and Moody's, respectively (or if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America equal to the highest rating assigned by such rating organization).

               Person. Any individual, sole proprietorship, partnership, joint venture, joint stock company, trust, unincorporated organization, association, corporation, institution, entity or government (federal, state, local, foreign or any agency, instrumentality, division or body thereof).

               Post-Default Rate. A rate of interest per annum equal to ____% per annum plus the Debt Rate.

               [Purchase Agreement. The Purchase Agreement dated _________, between the Manufacturer and the Company (as heretofore amended, modified and supplemented), providing inter alia, for the manufacture and sale by the Manufacturer to the Company of certain [Manufacturer/Model] aircraft, as such Purchase Agreement may hereafter be amended, modified or supplemented, but solely as such Purchase Agreement relates to the Aircraft.](*)

               Record Date. With respect to Payment Dates under the Indenture (except a date for payment of defaulted interest), ________ for ________ Payment Dates and _________ for ____________ Payment Dates, whether or not such date is a Business Day.

               Refunding Date. A Business Day on which the refunding of the Original Equipment Purchase Certificates occurs, the expected date thereof having been specified by the Company in a written notice given to the Indenture Trustee and the Pass Through Trustee.

               Register. Has the meaning specified in Section 2.07 of the Indenture.

               Replacement Engine. A [Manufacturer/Model] engine (or an engine of the same or another manufacturer of the same or of equal or greater value, and utility), which shall have been substituted for an Engine pursuant to Sections 4.02(c)(vii), 4.05(c) or 4.05(d) of the Indenture and leased pursuant to the Lease, together with all Parts relating to such engine.

               Responsible Officer. With respect to the Indenture Trustee, any officer in its Corporate Trust Administration Department designated by such person to perform obligations under the Operative Agreements, and with respect to any other Person, any corporate officer or other employee of a Person who, in the normal performance of his or her operational responsibilities, with respect to the subject matter of any covenant, agreement or obligation of such party pursuant to any Operative Agreement, would have responsibility for and knowledge of such matter and the requirements of any Operative Agreement with respect thereto.

               S&P.  Standard & Poor's Corporation.

               SEC. The Securities and Exchange Commission of the United States and any successor agencies or authorities.

               Series Supplement. Each Series Supplement to be executed and delivered by the Company and the Pass Through Trustee, as such Series Supplement may be modified, supplemented or amended from time to time in accordance with the provisions thereof and "Series Supplements" means both of such Series Supplements.

               Special Aviation Counsel.  Daugherty, Fowler & Peregrin.

               Supplemented Indenture. Has the meaning set forth in Section 2.02(b)(i) of the Indenture.

               Threshold Value. Has the meaning set forth in Section 4.06(b) of the Indenture.

               Treasury Yield. (i) In the case of an Equipment Purchase Certificate having a Maturity within one year after the prepayment date, the average yield to maturity on a government bond equivalent basis of the applicable United States Treasury Bill due the week of Maturity of such Equipment Purchase Certificate and (ii) in the case of an Equipment Purchase Certificate having a Maturity one year or more after the Prepayment Date, the average yield of the most actively traded United States Treasury Note (as reported by Cantor Fitzgerald Securities Corp. on page 5 of Telerate Systems, Inc., a financial news service, or if such report is not available, a source deemed comparable by the Independent Investment Banker selected to determine the Make-Whole Premium and reasonably acceptable to the Company) corresponding in maturity to such Equipment Purchase Certificate (or if there is no corresponding maturity, an interpolation of maturities by the Independent Investment Banker), in each case determined by the Independent Investment Banker selected to determine the Make-Whole Premium based on the average of the yields to stated maturity determined from the bid prices as of 10:00 a.m. and 2:00 p.m., New York time, on the second Business Day preceding the prepayment date.

               Underwriters, for any Underwriting Agreement, the several Underwriters named therein.

               Underwriting Agreement. An agreement among the Company and the several Underwriters relating to the purchase by such Underwriters of the Pass Through Certificates.

               United States or US.  The United States of America.

               U.S. Air Carrier. Any United States air carrier as to which there is in force a certificate issued pursuant to Section 41102(a) or Section 41103 of the Federal Aviation Act (formerly Sections 401 and 418, respectively, of the Federal Aviation Act of 1958, as amended to the time of recodification by the Act), and as to which there is in force an air carrier operating certificate issued pursuant to Chapter 447 of the Federal Aviation Act and Part 121 of the regulations under such Act, or which may operate as an air carrier by certification or otherwise under any successor or substitute provision thereof or in absence thereof.


                                  Schedule II

                            PERMITTED COUNTRY LIST


Argentina                              Italy
Australia                              Jamaica
Austria                                Japan
Bahamas                                Luxembourg
Barbados                               Malaysia
Belgium                                Malta
Brazil                                 Mexico
British Virgin Islands                 Netherlands
Canada                                 New Zealand
Cayman Islands                         Norway
Denmark                                Portugal
Egypt                                  Republic of China (Taiwan)
Finland                                Singapore
France                                 South Korea
Germany                                Spain
Greece                                 Sweden
Grenada                                Switzerland
Hong Kong                              Thailand
Iceland                                Trinidad & Tabago
Indonesia                              United Kingdom
Ireland


                                                                   EXHIBIT A
                                                                      TO
                                                                   INDENTURE


                         FORM OF INDENTURE SUPPLEMENT


               THIS INDENTURE SUPPLEMENT, dated ________ __, 1992 between FEDERAL EXPRESS CORPORATION (the "Company"), a Delaware corporation, and ________________, a national banking corporation, not in its individual capacity but solely as trustee ( the "Indenture Trustee") under Trust Indenture, Indenture and Security Agreement dated as of __________ __, 199_ (the "Indenture") between the Company and the Indenture Trustee. All capitalized terms used herein and not defined herein shall have the respective meanings set forth in the Indenture.

                             W I T N E S S E T H :


               WHEREAS,(***) the Indenture provides for the execution and delivery of a Supplement substantially in the form of this Supplement, which Supplement shall particularly describe the Aircraft included in the Indenture Estate, and shall specifically mortgage such Aircraft to the Indenture Trustee; and

               WHEREAS,(****) the Indenture Supplement dated ______________, ____ (the Indenture being attached to and made a part of such Supplement and filed therewith) have been duly recorded pursuant to the Federal Aviation Act of 1958, as amended on __________________, ____, as one document and have been assigned Conveyance No. ________;

***  This recital is to be included only in the first Supplement.
**** This recital is not to be included in the first Supplement.

               WHEREAS, the Indenture relates to the Aircraft and the Engines described in the following paragraph and a counterpart of the Indenture is attached to and made a part of this Supplement, and this Supplement, together with such attachment, is being filed for recordation on or promptly after the date of this Supplement with the Federal Aviation Administration as one document.

               NOW, THEREFORE, to secure (i) the prompt payment of the principal of and Make-Whole Premium, if any, and interest on, and all other amounts due with respect to, all the Equipment Purchase Certificates from time to time outstanding under the Indenture and (ii) the performance and observance by the Company of all the agreements, covenants and provisions in this Indenture contained for the benefit of the Holders of the Equipment Purchase Certificates, and for the uses and purposes and subject to the terms and conditions of the Indenture, and in consideration of the premises and of the covenants contained in the Indenture and in the Equipment Purchase Certificates and of the purchase of the Equipment Purchase Certificates by the Holders, and of the sum of $1.00 paid to the Company by the Indenture Trustee at or before the delivery of this Supplement, the receipt of which is hereby acknowledged, the Company has granted, bargained, sold, assigned, transferred, conveyed, mortgaged, pledged, granted a security interest in and confirmed, and does hereby grant, bargain, sell, assign, transfer, convey, mortgage, pledge, grant a purchase money equipment security interest in and confirm to the Indenture Trustee, its successors and assigns in the trust created by the Indenture for the security and benefit of the Holders from time to time of the Equipment Purchase Certificates, the following described Equipment (the "Delivered Equipment"):

               (i) one (1) Manufacturer/Model Registration Number ______; Manufacturer's Serial No. _____;

             (ii) Manufacturer/Model engines bearing, respectively, Manufacturer's Serial Nos. ______, ______, and ______ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower); and

whether or not such engines shall be installed in or attached to such airframe or any other airframe.

               Together with all substitutions, replacements and renewals, by whomsoever manufactured, of the property above described, and all property which shall hereafter become physically attached to or incorporated in the property above described, by whomsoever manufactured, whether the same are now owned by the Company or shall hereafter be acquired by it and all Parts in respect thereof.

               TO HAVE AND TO HOLD the aforesaid property to the Indenture Trustee, its successors and assigns, for the benefit and security of the Holders from time to time of the Equipment Purchase Certificates and for the uses and purposes and subject to the terms and conditions set forth in the Indenture.

               AND, FURTHER, the Company, hereby acknowledges that the Delivered Equipment referred to in the aforesaid Indenture attached to and made a part of this Supplement has been delivered to the Company and is included in the property of the Company, subject to the pledge or mortgage under the Indenture.

               This Supplement shall be construed as supplemental to the Indenture and shall form a part thereof, and the Indenture is hereby incorporated by reference in this Supplement and is hereby ratified, approved and confirmed.

               This Supplement may be executed by the Company and the Indenture Trustee in separate counterparts, each of which when so executed and delivered is an original, but all such counterparts shall together constitute but one and the same Supplement.

               IN WITNESS WHEREOF, the Company and the Indenture Trustee have each caused this Supplement to be duly executed by their respective, duly authorized officers as of the day and year first above written.


         COMPANY:                      FEDERAL EXPRESS CORPORATION,



                                       By___________________________
                                         Title:  Vice President
                                                   and Treasurer


         INDENTURE TRUSTEE:            ___________________________,
                                         not in its individual
                                         capacity, but solely as
                                         Indenture Trustee,



                                       By___________________________
                                         Title:



                                                                   EXHIBIT B
                                                                      TO
                                                                   INDENTURE


                    FORM OF EQUIPMENT PURCHASE CERTIFICATE


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR OFFERED FOR SALE UNLESS REGISTERED UNDER SAID ACT OR LAWS OR UNLESS AN EXEMPTION IS AVAILABLE UNDER SAID ACT OR LAWS.

                          FEDERAL EXPRESS CORPORATION


                    EQUIPMENT PURCHASE CERTIFICATE DUE ____


                   FEDERAL EXPRESS CORPORATION [SERIES NAME]


ISSUED IN CONNECTION WITH ONE MANUFACTURER/MODEL AIRCRAFT WITH MANUFACTURER'S SERIAL NO. ______, AND INITIALLY BEARING UNITED STATES FEDERAL AVIATION ADMINISTRATION REGISTRATION NO. ______ AND INCLUDING MANUFACTURER/MODEL ENGINES


No.                                                ______ __, 199_

$


               FEDERAL EXPRESS CORPORATION hereby promises to pay to __________________________________, or its registered assigns, the principal sum of ___________ in __ installments as set forth in Annex A hereto, each such installment to be in an amount equal to the amount set forth in Annex A hereto, together with interest on each Payment Date on the amount of said principal sum remaining unpaid from time to time from and including the date of this Equipment Purchase Certificate until paid at the rates per annum provided in the Trust Indenture, Mortgage and Security Agreement, dated as of _________ _, 199_ between the Company and _______________________, not in its individual capacity except as otherwise expressly provided therein, but solely as Indenture Trustee (the "Indenture"), all as more fully provided therein.

               Capitalized terms used herein and not otherwise defined have the meanings specified in Schedule I to the Indenture.

               All principal, interest and other amounts payable on, under or in respect of this Equipment Purchase Certificate shall be payable in U.S. dollars in immediately available funds at the Corporate Trust Office of the Indenture Trustee or at any office or agency maintained for such purpose pursuant to the Indenture and otherwise in accordance with the terms of the Indenture; provided, however that interest may be payable at the option of the Indenture Trustee by mailing checks for such interest payable to or on the written order of the Holders entitled thereto as they shall appear on the Register; provided further, however, that notwithstanding the foregoing to the contrary, interest payable with respect to the Equipment Purchase Certificates as to which the Pass Through Trustee is the Holder shall be sent by wire transfer of immediately available funds to an account or accounts in the United States previously specified by the Pass Through Trustee to the Indenture Trustee.

               Each Holder, by its acceptance of an Equipment Purchase Certificate, agrees that the Indenture Trustee is not and shall not be personally liable to the Holder for any amount payable under such Equipment Purchase Certificate or the Indenture or except as expressly provided in the Indenture, for any liability under the Indenture.

               This Equipment Purchase Certificate is one of the Equipment Purchase Certificates referred to in the Indenture which has been or is to be issued by the Company pursuant to the terms of the Indenture. The Indenture Estate is held by the Indenture Trustee as security for the Equipment Purchase Certificates. Reference is hereby made to the Indenture for a statement of the rights and obligations of the Holder of, and the nature and extent of the security for, this Equipment Purchase Certificate and of the rights and obligations of the Holders of, and the nature and extent of the security for, the other Equipment Purchase Certificates under the Indenture, as well as for a statement of the terms and conditions of the trusts created by the Indenture, to all of which terms and conditions in the Indenture each Holder of this Equipment Purchase Certificate agrees by its acceptance of this Equipment Purchase Certificate.

               The obligations of the Company with respect to this Equipment Purchase Certificate may, at the Company's option, be assumed by an Owner Trustee on a non-recourse basis in connection with a sale-leaseback transaction relating to the Aircraft as provided in Article 11 of the Indenture, and the Holder hereof, by its acceptance of this Equipment Purchase Certificate, consents to such assumption.

               As provided in the Indenture and subject to certain limitations set forth in the Indenture, the Equipment Purchase Certificates are exchangeable for a like aggregate principal amount of Equipment Purchase Certificates of a different denomination, as requested by the Holder surrendering the same.

               This Equipment Purchase Certificate is a registered Equipment Purchase Certificate and is transferable, as provided in the Indenture, only upon surrender of this Equipment Purchase Certificate for registration of transfer duly endorsed by, or accompanied by a written statement of transfer duly executed by, the registered Holder hereof or his attorney duly authorized in writing. Prior to due presentment for registration of transfer of this Equipment Purchase Certificate, the Company and the Indenture Trustee shall deem and treat the person in whose name this Equipment Purchase Certificate is registered as the owner of this Equipment Purchase Certificate for all purposes whether or not this Equipment Purchase Certificate shall be overdue, and neither the Company nor the Indenture Trustee shall be affected by notice to the contrary.

               This Equipment Purchase Certificate is not subject to prepayment except as specifically provided in the Indenture.

               Until the certificate of authentication below shall have been duly executed by or on behalf of the Indenture Trustee by manual signature, this Equipment Purchase Certificate shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

               This Equipment Purchase Certificate may become or be declared due and payable prior to its Maturity as provided in the Indenture.

               No employee benefit plan subject to Title I of ERISA or individual retirement account or employee benefit plan subject to Section 4975 of the Code, or any trust established under any such plan or account (hereinafter collectively referred to as an "ERISA Plan"), may acquire or hold any of the Equipment Purchase Certificates. The acquiring by any Person of any Equipment Purchase Certificates shall be deemed to constitute a representation by such Person to the Company and the Indenture Trustee that such person is not an ERISA Plan and that such Person is not acquiring, and has not acquired, such Equipment Purchase Certificate with assets of an ERISA Plan.

               THIS EQUIPMENT PURCHASE CERTIFICATE SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

               IN WITNESS WHEREOF, the Company has caused this Equipment Purchase Certificate to be executed by its duly authorized officer as of the date hereof.


                                       FEDERAL EXPRESS CORPORATION


                                       By____________________________
                                         Title:




[FORM OF INDENTURE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]



               This is the Equipment Purchase Certificate referred to in the within mentioned Indenture.


                                       __________________________,
                                       not in its individual
                                       capacity, but solely as
                                       Indenture Trustee



                                       By_________________________
                                         Title: Authorized Officer



                                    ANNEX A
                                      TO
                        EQUIPMENT PURCHASE CERTIFICATE

                        SCHEDULE OF PRINCIPAL PAYMENTS



                                                                   EXHIBIT C
                                                                      TO
                                                                   INDENTURE



                        FORM OF PARTICIPATION AGREEMENT

            See Exhibit 4(e)(2) to this Registration Statement.



                                                                   EXHIBIT D
                                                                      TO
                                                                   INDENTURE



                            FORM OF LEASE AGREEMENT

                See Exhibit 4(g) to this Registration Statement



                                                                   EXHIBIT E
                                                                      TO
                                                                   INDENTURE



                          FORM OF INDENTURE AMENDMENT

                See Exhibit 4(c) to this Registration Statement


                                                                   EXHIBIT F
                                                                      TO
                                                                   INDENTURE



                     FORM OF LEASE PARTICIPATION AGREEMENT

              See Exhibit 4(e)(1) to this Registration Statement